                                                                    EXHIBIT 10.1


                           THIRD AMENDED AND RESTATED


                                REVOLVING CREDIT

                                       AND

                               TERM LOAN AGREEMENT

                           Dated as of October 2, 2000

                                      Among

                        EMMIS COMMUNICATIONS CORPORATION
                     (F/K/A EMMIS BROADCASTING CORPORATION)
                                  as Borrower,

                           THE FINANCIAL INSTITUTIONS
                        NOW OR HEREAFTER PARTIES HERETO,

                         TORONTO DOMINION (TEXAS), INC.,
                   as Lead Arranger and Administrative Agent,

                               FLEET NATIONAL BANK
                            (F/K/A BANKBOSTON, N.A.),
                             as Documentation Agent,

                                       and

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION...........................................................2
         1.1.     Definitions..........................................................................2
         1.2.     Rules of Interpretation.............................................................30

2.   THE REVOLVING CREDIT FACILITY....................................................................30
         2.1.     Tranche A...........................................................................30
                  2.1.1.   Commitment to Lend.........................................................30
                  2.1.2.   Commitment Fee.............................................................31
                  2.1.3.   Reduction of Tranche A Commitment Amount...................................32
                  2.1.4.   The Tranche A Notes........................................................33
         2.2.     Interest on Revolving Credit Loans..................................................33
         2.3.     Requests for Revolving Credit Loans.................................................34
         2.4.     Conversion Options..................................................................34
                  2.4.1.   Conversion to Different Type of Revolving Credit Loan......................34
                  2.4.2.   Continuation of Type of Revolving Credit Loan..............................35
                  2.4.3.   Eurodollar Rate Loans......................................................35
         2.5.     Funds for Revolving Credit Loans....................................................35
                  2.5.1.   Funding Procedures.........................................................35
                  2.5.2.   Advances by Administrative Agent...........................................36

3.   THE TERM LOAN....................................................................................37
         3.1.     Commitment to Lend..................................................................37
                  3.1.1.   The Tranche B Term Notes...................................................37
         3.2.     Schedule of Installment Payments of Principal of Tranche B Term Loan................37
         Interest on Term Loan........................................................................38
                  3.3.1.   Interest Rates.............................................................38
                  3.3.2.   Notification by Borrower...................................................38
                  3.3.3.   Amounts, etc...............................................................39

4.   PREPAYMENTS OF LOANS.............................................................................39
         4.1.     Optional Repayments of Revolving Credit Loans.......................................39
         4.2.     Optional Prepayment of the Term Loan................................................39
         4.3.     Mandatory Repayments of Loans.......................................................40

5.   LETTERS OF CREDIT................................................................................43
         5.1.     Letter of Credit Commitments........................................................43
                  5.1.1.   Commitment to Issue Letters of Credit......................................43
                  5.1.2.   Letter of Credit Applications..............................................43
                  5.1.3.   Terms of Letters of Credit.................................................43
                  5.1.4.   Reimbursement Obligations of Banks.........................................43
                  5.1.5.   Participations of Banks....................................................44

         5.2.     Reimbursement Obligation of the Borrower............................................44
         5.3.     Letter of Credit Payments...........................................................45
                  5.3.1.   Obligations Absolute.......................................................45
         5.4.     Reliance by Issuer..................................................................46
         5.5.     Letter of Credit Fee................................................................46

6.   CERTAIN GENERAL PROVISIONS.......................................................................47
         6.1.     Fees................................................................................47
                  6.1.1.   Fee Letter.................................................................47
                  6.1.2.   Extension Fee..............................................................47
         6.2.     Funds for Payments..................................................................48
                  6.2.1.   Payments to Administrative Agent...........................................48
                  6.2.2.   No Offset, etc.............................................................48
                  6.2.3.   Withholding Tax Exemption..................................................48
         6.3.     Computations........................................................................49
         6.4.     Inability to Determine Eurodollar Rate..............................................49
         6.5.     Illegality..........................................................................49
         6.6.     Additional Costs, Etc...............................................................50
         6.7.     Capital Adequacy....................................................................51
         6.8.     Certificate.........................................................................52
         6.9.     Indemnity...........................................................................52
         6.10.    Interest After Default..............................................................52

7.   SECURITY AND GUARANTIES..........................................................................53
         7.1.     Security of Borrower................................................................53
         7.2.     Guaranties and Security of Subsidiaries.............................................53

8.   REPRESENTATIONS AND WARRANTIES...................................................................53
         8.1.     Corporate Authority.................................................................53
                  8.1.1.   Incorporation; Good Standing...............................................53
                  8.1.2.   Authorization..............................................................54
                  8.1.3.   Enforceability.............................................................54
         8.2.     Governmental Approvals..............................................................54
         8.3.     Title to Properties; Leases.........................................................54
         8.4.     Financial Statements and Projections................................................55
                  8.4.1.   Financial Statements.......................................................55
                  8.4.2.   Projections................................................................55
         8.5.     No Material Changes, Etc............................................................55
         8.6.     Franchises, Patents, Copyrights, Etc................................................56
         8.7.     Litigation..........................................................................56
         8.8.     No Materially Adverse Contracts, Etc................................................56
         8.9.     Compliance With Other Instruments, Laws, Etc........................................56
         8.10.    Tax Status..........................................................................57
         8.11.    No Event of Default.................................................................57
         8.12.    Investment Company and Communications Acts..........................................57
         8.13.    Absence of Financing Statements, Etc................................................57

         8.14.    Perfection of Security Interest.....................................................57
         8.15.    Certain Transactions................................................................58
         8.16.    Employee Benefit Plans..............................................................58
                  8.16.1.  In General.................................................................58
                  8.16.2.  Terminability of Welfare Plans.............................................58
                  8.16.3.  Guaranteed Pension Plans...................................................58
                  8.16.4.  Multiemployer Plans........................................................59
         8.17.    Use of Proceeds; Regulations U and X................................................59
         8.18.    Environmental Compliance............................................................59
         8.19.    Subsidiaries, etc...................................................................61
         8.20.    Bank Accounts.......................................................................61
         8.21.    Licenses and Approvals..............................................................61
         8.22.    Material Agreements.................................................................62

9.   AFFIRMATIVE COVENANTS OF THE BORROWER............................................................63
         9.1.     Punctual Payment....................................................................63
         9.2.     Maintenance of Office...............................................................63
         9.3.     Records and Accounts................................................................63
         9.4.     Financial Statements, Certificates and Information..................................63
         9.5.     Notices.............................................................................65
                  9.5.1.   Defaults...................................................................65
                  9.5.2.   Environmental Events.......................................................65
                  9.5.3.   Notification of Claims against Collateral..................................66
                  9.5.4.   Notice of Litigation and Judgments.........................................66
         9.6.     Corporate Existence; Business Activity; Maintenance of Properties...................66
         9.7.     Insurance...........................................................................67
         9.8.     Taxes...............................................................................68
         9.9.     Inspection of Properties and Books, Etc.............................................68
                  9.9.1.   General....................................................................68
                  9.9.2.   Appraisals.................................................................68
                  9.9.3.   Environmental Assessments..................................................68
                  9.9.4.   Communication with Accountants.............................................69
         9.10.    Compliance with Laws, Contracts, Licenses, and Permits..............................69
         9.11.    Employee Benefit Plans..............................................................70
         9.12.    Use of Proceeds.....................................................................70
         9.13.    Additional Collateral...............................................................70
         9.14.    Interest Rate Protection............................................................71
         9.15.    Further Assurances..................................................................71

10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.......................................................72
         10.1.    Restrictions on Indebtedness........................................................72
         10.2.    Restrictions on Liens...............................................................74
         10.3.    Restrictions on Investments.........................................................75
         10.4.    Restricted Payments.................................................................77

         10.5.    Mergers, Acquisitions, Dispositions of Assets.......................................78
         10.6.    Sale and Leaseback..................................................................82
         10.7.    Compliance with Environmental Laws..................................................82
         10.8.    Employee Benefit Plans..............................................................83
         10.9.    Subsidiary Distributions............................................................83
         10.10.   Conduct of Business Restriction.....................................................83
         10.11.   Amendments to Subordinated Note Documents...........................................83

11.  FINANCIAL COVENANTS OF THE BORROWER..............................................................84
         11.1.    Consolidated Operating Cash Flow to Consolidated Total Interest Expense.............84
         11.2.    Total Leverage Ratio................................................................84
         Pro Forma Fixed Charge Coverage Ratio........................................................85
         11.4.    Senior Leverage Ratio...............................................................85
         Historical Fixed Charge Coverage Ratio.......................................................85

12.  CLOSING CONDITIONS...............................................................................85
         12.1.    Loan Documents......................................................................85
         12.2.    Certified Copies of Charter Documents...............................................86
         12.3.    Corporate Action....................................................................86
         12.4.    Incumbency Certificate..............................................................86
         12.5.    Financial Condition.................................................................86
         12.6.    Validity of Liens...................................................................86
         12.7.    Perfection Certificates and UCC Search Results......................................87
         12.8.    Taxes...............................................................................87
         12.9.    Title Insurance.....................................................................87
         12.10.   Landlord; Lessor Consents...........................................................87
         12.11.   Certificates of Insurance...........................................................87
         12.12.   Opinions of Counsel.................................................................88
         12.13.   Payment of Fees.....................................................................88
         12.14.   Assignment and Acceptance...........................................................88
         12.15.   Disbursement Instructions...........................................................88
         12.16.   FCC Licenses; Third Party Consents..................................................88
         12.17.   Accountant's Letter.................................................................89
         12.18.   Lee Acquisition Documents...........................................................89

13.  CONDITIONS TO ALL BORROWINGS.....................................................................89
         13.1.    Representations True; No Event of Default...........................................89
         13.2.    No Legal Impediment.................................................................90
         13.3.    Governmental Regulation.............................................................90
         13.4.    Proceedings and Documents...........................................................90

14.  EVENTS OF DEFAULT; ACCELERATION; ETC.............................................................90
         14.1.    Events of Default and Acceleration..................................................90
         14.2.    Termination of Commitments..........................................................95
         14.3.    Remedies............................................................................95

         14.4.    Distribution of Collateral Proceeds.................................................96

15.  SETOFF...........................................................................................97

16.  THE AGENTS.......................................................................................97
         16.1.    Authorization.......................................................................97
         16.2.    Employees and Agents................................................................98
         16.3.    No Liability........................................................................98
         16.4.    No Representations..................................................................99
         16.5.    Payments............................................................................99
                  16.5.1.  Payments to Administrative Agent...........................................99
                  16.5.2.  Distribution by Administrative Agent.......................................99
                  16.5.3.  Delinquent Banks..........................................................100
         16.6.    Holders of Notes...................................................................100
         16.7.    Indemnity..........................................................................100
         16.8.    Agents as Banks....................................................................101
         16.9.    Resignation........................................................................101
         16.10.   Notification of Defaults and Events of Default.....................................101
         16.11.   Delegation of Duties...............................................................101
         16.12.   Documentation Agent and Syndication Agent..........................................102

17.  EXPENSES........................................................................................102

18.  INDEMNIFICATION.................................................................................102

19.  SURVIVAL OF COVENANTS, ETC......................................................................103

20.  ASSIGNMENT AND PARTICIPATION....................................................................104
         20.1.    Conditions to Assignment by Banks..................................................104
         20.2.    Certain Representations and Warranties; Limitations; Covenants.....................105
         20.3.    Register...........................................................................105
         20.4.    New Notes..........................................................................106
         20.5.    Participations.....................................................................106
         20.6.    Disclosure.........................................................................107
         20.7.    Assignee or Participant Affiliated with the Borrower...............................107
         20.8.    Miscellaneous Assignment Provisions................................................108
         20.9.    Assignment by Borrower.............................................................108

21.  NOTICES, ETC....................................................................................108

22.  GOVERNING LAW...................................................................................109

23.  HEADINGS........................................................................................109

24.  COUNTERPARTS....................................................................................109

25.  ENTIRE AGREEMENT, ETC...........................................................................109

26.  WAIVER OF JURY TRIAL............................................................................110

27.  CONSENTS, AMENDMENTS, WAIVERS, ETC..............................................................110

28.  TRANSITIONAL ARRANGEMENTS.......................................................................111
         28.1.    Existing Credit Agreement Superseded...............................................111
         28.2.    Fees Under Existing Credit Agreement...............................................111

29.  FCC APPROVAL....................................................................................111

30.  CONSENT TO REORGANIZATION.......................................................................112

31.  SEVERABILITY....................................................................................113

                           THIRD AMENDED AND RESTATED

                                REVOLVING CREDIT

                                       AND

                               TERM LOAN AGREEMENT

         This THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of October 2, 2000 by and among (a) EMMIS COMMUNICATIONS CORPORATION (F/K/A EMMIS BROADCASTING CORPORATION), an Indiana corporation (the "Borrower"), (b) the lending institutions listed on Schedule 1 hereto, (c) TORONTO DOMINION (TEXAS), INC., a Delaware corporation, as lead arranger and administrative agent (the "Administrative Agent"), (d) FLEET NATIONAL BANK (F/K/A BANKBOSTON, N.A.), a national banking association, as documentation agent (the "Documentation Agent"), (e) FIRST UNION NATIONAL BANK, a national banking association, as syndication agent (the "Syndication Agent") and (f) such other lending institutions which may become parties hereto from time to time and which are identified on Schedule 1 hereto.

                                   WITNESSETH

         WHEREAS, pursuant to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 16, 1998 (as amended from time to time, the "Existing Credit Agreement"), by and among the Borrower, the lending institutions party thereto (the "Existing Banks"), the Administrative Agent, the Documentation Agent and the Syndication Agent, the Existing Banks have made available certain financing to the Borrower upon the terms and conditions contained therein;

         WHEREAS, the Borrower has requested, among other things, additional financing and the Banks (as defined below) are willing to provide such financing on the terms and conditions set forth herein to replace the Existing Credit Agreement;

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Borrower, the Banks, the Administrative Agent, the Documentation Agent and the Syndication Agent agree that as of the Closing Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein:

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Administrative Agent. Toronto Dominion (Texas), Inc., in its capacity as lead arranger and administrative agent hereunder.

         Administrative Agent's Head Office. The Administrative Agent's head office located at 909 Fannin, Suite 1700, Houston, Texas 77010 or at such other location as the Administrative Agent may designate from time to time.

         Affiliate. With respect to the Borrower or a Bank, as the context indicates any Person that would be considered to be an affiliate of the Borrower or such Bank, as applicable, under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower or such Bank, as applicable, were issuing securities and with respect to any Bank, a Related Fund.

         Agents. The Administrative Agent, the Syndication Agent and the Documentation Agent.

         Agents' Special Counsel. Bingham Dana LLP or such other counsel as may be approved by each of the Agents.

         Aggregate Facilities Commitment. As of any date, the amount equal to the sum of (a) the aggregate principal amounts of the Term Loan outstanding on such date, plus (b) the Tranche A Commitment Amount as of such date.

         Applicable Margin. With respect to any Loans, for any fiscal quarter of the Borrower and each Type of Loan, the Applicable Margin shall be the applicable percentage set forth below opposite the Total Leverage Ratio determined as at the last day of the most recently ended period of four (4) consecutive fiscal quarters for which the Borrower has delivered financial statements pursuant to Section 9.4(b) hereof:



                                              Base Rate Applicable        Eurodollar Rate
      Total Leverage Ratio                          Margin               Applicable Margin
      --------------------                    --------------------       -----------------
Greater than or equal to 7.00:1.00                  1.625%                      2.625%

Less than 7.00:1.00 but greater                     1.375%                      2.375%
than or equal to 6.75:1.00

Less than 6.75:1.00 but greater                     1.125%                      2.125%
than or equal to 6.50:1.00

Less than 6.50:1.00 but  greater                    0.875%                      1.875%
than or equal to 6.00:1.00

Less than 6.00:1.00 but greater                     0.875%                      1.875%
than or equal to 5.50:1.00

Less than 5.50:1.00 but greater                     0.875%                      1.875%
than or equal to 5.00:1.00

Less than 5.00:1.00 but greater                     0.875%                      1.875%
than or equal to 4.50:1.00

Less than 4.50:1.00                                 0.875%                      1.875%

         Notwithstanding any of the foregoing, if the Borrower's financial statements are not furnished to the Banks pursuant to Section 9.4(b) within five
(5) Business Days after the relevant period of time specified in Section 9.4(b) therefor, the Applicable Margin shall be the highest Applicable Margin set forth above during the period commencing on the date such statements are due and (provided that such financial statements are subsequently furnished to the Banks) ending on the date two (2) days following the delivery to the Administrative Agent of such financial statements. If at any time the financial statements furnished to the Banks pursuant to Section 9.4 hereof indicate that the actual Total Leverage Ratio for any period, was higher than the Total Leverage Ratio previously reported for such period, then the Borrower shall, promptly, but in any event no less than five (5) days after delivery of such financial statements, retroactively pay to the Banks the difference (if any) between the interest rate calculated using the Applicable Margin based on the actual Total Leverage Ratio and the interest rate calculated using the Applicable Margin based on the Total Leverage Ratio as previously reported.

         Arrangers. Collectively, TD Securities (USA) Inc., First Union Securities, Inc., a Division of Wheat First Securities, Inc. and FleetBoston Robertson Stephens Inc.

         Assignment and Acceptance. See Section 20.1 hereof.

         Balance Sheet Date. February 29, 2000.

         Banks. Collectively, (a) the lending institutions listed on Schedule 1 hereto, and (b) any other Person who becomes an assignee of any rights and obligations of any Bank pursuant to Section 20 hereof.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Administrative Agent's Head Office in, as its "prime rate", and (b) one-half of one percent (0.50%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

         Bonneville. Collectively, Bonneville International Corporation, Bonneville Holding Company and any Subsidiary of either Bonneville International Corporation or Bonneville Holding Company.

         Bonneville Acquisition Documents. Collectively, (a) the Letter of Intent, dated June 21, 2000 between the Borrower and Bonneville, (b) the Time Brokerage Agreement, dated July 31, 2000 among Emmis 106.5 FM Broadcasting Corporation of St. Louis and Bonneville regarding the WKKX-KIHT Exchange, (c) the Asset Exchange Agreement to be entered into pursuant to the Letter of Intent which agreement will be a Bonneville Acquisition Document upon execution, and
(d) all other agreements and documents entered into or delivered pursuant to or in connection with the Bonneville Transaction.

         Bonneville Transaction. The acquisition by the Borrower or one or more of its Subsidiaries (other than an Excluded Subsidiary) from Bonneville of substantially all of the assets (including all FCC licenses) used in connection with radio Station KZLA-FM, Los Angeles, California in exchange for substantially all of the assets (including all FCC licenses) used in connection with radio Stations WVRV-FM, WIL-FM, WKKX-FM (including studio and office property transferred to Emmis 106.5 FM Broadcasting Corporation of St. Louis in the WKKX-KIHT Exchange) and WRTH-AM, all in St. Louis, Missouri, pursuant to the terms of the Bonneville Acquisition Documents.

         Borrower. As defined in the preamble hereto.

         Borrower Security Agreement. The Third Amended and Restated Borrower Security Agreement, dated as of the date hereof, as the same may be amended from time to time hereafter, between the Borrower and the Administrative Agent, in form and substance satisfactory to the Banks and the Administrative Agent.

         Borrower Stock Pledge Agreement. The Third Amended and Restated Borrower Stock Pledge Agreement, dated as of the date hereof, as the same may be amended from time to time hereafter, between the Borrower and the Administrative Agent, in form and substance satisfactory to the Banks and the Administrative Agent.

         Business Day. Any day on which banking institutions in Houston, Texas and New York, New York are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Calculation Date. See Section 6.1.2 hereof.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises, licenses and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA. See Section 8.18 hereof.

         Closing Date. The first date on which the conditions set forth in
Section 12 hereof have been satisfied and this Agreement becomes effective and the Term Loan is to be made hereunder.

         Code. The Internal Revenue Code of 1986, as amended.

         Collateral. All of the properties, assets, rights and interests of the Borrower and each of its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Collateral Assignments of Contracts. Collectively, each collateral assignment of contracts entered into by the Borrower and/or certain of its Subsidiaries pursuant to Sections 10.5(c) and 10.5(g) hereof.

         Collateral Assignments of Leases. Collectively, the several Collateral Assignment of Station Leases and the several Collateral Assignment of Station Tower Leases identified on Schedule 1.1(a) hereof, each dated as of the date hereof, as the same may be amended from time to time hereafter, from the Borrower and/or certain of its Subsidiaries to the Administrative Agent with respect to the non-recorded leasehold interests of the Borrower and such Subsidiaries in the Stations and the Station towers.

         Collateral Assignment of Partnership Interests. The Second Amended and Restated Collateral Assignment of Partnership Interests, dated as of the date hereof, as the same may be amended from time to time hereafter, among certain Subsidiaries of the Borrower, on the one hand, and the Administrative Agent on the other hand, in form and substance satisfactory to the Banks and the Administrative Agent.

         Commitment. The agreement of each Bank, subject to the terms and conditions of this Credit Agreement, to make Loans to, and to participate in the issuance, renewal and extension of Letters of Credit for the account of, the Borrower.

         Commitment Percentage. With respect to each Bank and each of the Tranche A Loans, the Tranche B Term Loan, the Tranche A Commitment Amount and the Tranche B Commitment Amount, the respective percentages set forth on
Schedule 1 as such Bank's percentage of the Loans made or to be made in each Tranche or of such Bank's share of the Tranche A Commitment Amount or Tranche B Commitment Amount as the case may be.

         Common Stock. The Common Stock of the Borrower, par value $.01 per share.

         Communications Act. The Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder as now or hereafter in effect.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Broadcast Cash Flow. For any period, the sum of consolidated Operating Cash Flow for such period plus Corporate Overhead for such period.

         Consolidated Current Assets. As of any date, all assets of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets as of such date, but excluding cash or cash equivalents.

         Consolidated Current Liabilities. As of any date, all liabilities of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis maturing on demand or within one (1) year from such date, and such other liabilities as of such date as may properly be classified as current liabilities in accordance with generally accepted accounting principles.

         Consolidated Excess Cash Flow. With respect to the Borrower and its Subsidiaries, other than Excluded Subsidiaries, and any particular fiscal period, an amount equal to (a) Consolidated Operating Cash Flow for such period less (b) the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) any mandatory repayments (whether scheduled or otherwise) of principal on any Indebtedness of the Borrower or any of its Subsidiaries paid or due and payable during such period, plus (iii) any voluntary repayments of principal of the Revolving Credit Loans to the extent that such repayments were accompanied by permanent reductions in the Tranche A Commitment Amount in like amount, plus
(iv) cash payments made during such period on account of Capital Expenditures, plus (v) cash taxes paid during such period, plus (vi) the excess of Consolidated Working Capital as at the last day of such period over Consolidated Working Capital as at the first day of such period, if positive, plus (vii) $5,000,000 plus (c) the excess of Consolidated Working Capital as at the first day of such period over Consolidated Working Capital as at the last day of such period, if positive.

         Consolidated Net Income. For any period, the consolidated net income of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, for such period, after deduction of all expenses, taxes, and other proper charges for such period, determined in accordance with generally accepted accounting principles, after eliminating therefrom (a) all extraordinary nonrecurring gains or losses, including, without limitation, any gains (or losses) from any Sale of any Station or other assets, (b) non-cash dividends or non-cash Distributions received from Investments, (c) income and expenses arising from or in connection with Trades and other non-cash credits to Consolidated Net Income and (d) Programming Cash Payments, in each case to the extent otherwise included in consolidated net income for such period.

         Consolidated Operating Cash Flow. For any period, an amount equal to
(a) the sum of (i) Consolidated Net Income for such period, plus (ii) depreciation, amortization (including Programming Amortization Expense) and all other non-cash charges for such period deducted from Consolidated Net Income, plus (iii) to the extent deducted in the calculation of Consolidated Net Income, Consolidated Total Interest Expense and taxes paid or payable for such period by the Borrower and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis, less (b) (i) Corporate Overhead for such period to the extent not deducted in the calculation of Consolidated Net Income and (ii) Programming Cash Payments. For purposes of calculating Consolidated Operating Cash Flow for any period, any Permitted Acquisition or Sale of assets of the Borrower or any of its Subsidiaries which occurred during such period shall be deemed to have occurred immediately prior to the beginning of such period and any indebtedness incurred or repaid, as the case may be, in connection with any such Permitted Acquisition or Sale shall be deemed to have been incurred or repaid at the beginning of such period, with Consolidated Net Income and Consolidated Total Interest Expense adjusted accordingly; provided that, with respect to any such Permitted Acquisition, Consolidated Net Income shall be increased by (i) the amount of any pre-acquisition management fees paid during such period in connection with the operation of any Station subject to such Permitted Acquisition to the extent such fees are not payable after such acquisition, (ii) the amount of any bad debt reserve adjustment associated with any accounts receivable on the books of such acquired Station on the date of acquisition thereof to the extent that such accounts receivable are not acquired by the Borrower or any of such Subsidiaries, (iii) the amount of any bad debt reserve adjustment associated with any accounts receivable on the books of such acquired Station on the date of acquisition thereof and which are acquired by the Borrower or any of such Subsidiaries to the extent such bad debt reserve adjustment exceeds the amount the Borrower would have reserved with respect to such accounts receivable in accordance with its customary reserve practices; and
(iv) pro forma expense reductions reasonably anticipated by the Borrower to be realized after the Bonneville Transaction, the Lee Transaction, the Sinclair Broadcast Group Transaction, the Howard Stern Show Cancellations and anticipated reductions in national sales commissions, as the case may be, to the extent such expenses were otherwise deducted from Consolidated Operating Cash Flow for the relevant period prior to such acquisitions, Howard Stern Show Cancellations or reductions in national sales commissions, provided that such pro forma expense reductions permitted to be added back to the Consolidated Operating Cash Flow shall not exceed the amount set forth below for any period of four (4) consecutive fiscal quarters ending on the dates set forth below:

                                                      MAXIMUM PRO
                      PERIOD ENDING            FORMA EXPENSE REDUCTION
                      -------------            -----------------------
                     August 31, 2000                  $6,000,000

                    November 30, 2000                 $4,500,000

                    February 28, 2001                 $3,000,000

                       May 31, 2001                   $1,500,000

         Consolidated Total Interest Expense. For any period, the sum of (a) the aggregate amount of interest required to be paid or accrued by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) during such period on all Indebtedness of the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized (provided that, if such interest is capitalized, only the portion amortized for such period shall be included as interest for such period), including, without limitation, payments consisting of interest in respect of Capitalized Leases, Letter of Credit Fees, commitment fees payable pursuant to this Credit Agreement and similar fees payable in connection with other Indebtedness, plus (b) all scheduled monthly fees payable in connection with LMA agreements or time brokerage agreements. For purposes of determining the Consolidated Total Interest Expense for any period, a portion of which falls prior to and includes the Closing Date, the Consolidated Total Interest Expense for the portion of such period prior to and including the Closing Date (the "Pro-Forma Period") shall be determined as if (a) the Total Funded Debt outstanding as of the Closing Date and after giving effect to the funding of the Loans, the issuance of the Letters of Credit and the application of the Loan proceeds on the Closing Date was outstanding throughout the Pro-Forma Period, (b) the interest rate payable with respect to any particular item of Total Funded Debt during the Pro-Forma Period was at all times during the Pro-Forma Period equal to the interest rate payable on such item of Total Funded Debt on and as of the Closing Date, and any commitment fees and Letter of Credit Fees applicable on the Closing Date were applicable at all times during the Pro Forma Period, and (c) all such interest was payable on a periodic basis throughout the Pro-Forma Period in a manner consistent with the terms of the instruments governing such Total Funded Debt as of the Closing Date. For purposes of determining the Consolidated Total Interest Expenses for any period, any Permitted Acquisition or Sale of assets of the Borrower or its Subsidiaries which occurred during such period as permitted pursuant to Section 10.5 hereof shall be deemed to have occurred immediately prior to such period, and Consolidated Total Interest Expense shall be determined as if (i) any Indebtedness incurred in connection with such Permitted Acquisition or repaid in connection with such Sale was incurred or repaid, as the case may be, immediately prior to such period and (ii) the interest rate payable with respect to any increase in Indebtedness in connection with such Permitted acquisition which was outstanding during all or any part of such period was at all times equal to the rate of interest payable with respect to such Indebtedness on the last day of the period for which Consolidated Total Interest Expense is to be determined or if earlier, the last day on which such Indebtedness was outstanding.

         Consolidated Working Capital. As of any date, the excess of Consolidated Current Assets over Consolidated Current Liabilities as of such date.

         Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.4 or 3.3.2 hereof.

         Copyright Notice. The Second Amended and Restated Memorandum of Grant of Security Interest in Copyrights, dated as of the date hereof, as the same may be amended from time to time hereafter, made by the Borrower in favor of the Administrative Agent, in form and substance satisfactory to the Banks and the Administrative Agent.

         Corporate Overhead. For any period, that portion of the cash overhead expenses of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, on a consolidated basis, for such period which are not directly allocable to the operations of any of the Stations and other operating assets of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, calculated on a basis consistent with past financial statements of the Borrower, including, without duplication, the amount of salaries and bonuses paid to the management of the Borrower.

         CPF Letter of Credit. That certain Letter of Credit issued by The Toronto Dominion Bank for the account of the Borrower and the benefit of the New York City District Council of Carpenters Pension Fund in the face amount of $1,086,925.

         Credit Agreement. This Third Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         Default. See Section 14 hereof.

         Distribution. The declaration or payment of any dividend (whether in cash or otherwise) on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of any Person, directly or indirectly through a Subsidiary or otherwise; the return of capital by any Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of any Person.

         Documentation Agent. As defined in the preamble hereto.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States of America that will be making or maintaining Base Rate Loans.

         Drawdown Date. The date on which any Revolving Credit Loan or Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted from one Type of Loan to another or continued as a particular Type of Loan in accordance with Section 2.4 hereof, or the Term Loan is converted from one Type of Loan to another or continued as a particular Type of Loan in accordance with Section 3.3.2 hereof.

         Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States of America, any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000;
(b) a savings and loan association or savings bank organized under the laws of the United States of America, any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that, such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any mutual fund, insurance company or investment fund that is an "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended), (f) any Affiliate of a Bank which Bank is already a party hereto and (g) any other bank, insurance company, commercial finance company or other financial institution approved by the Administrative Agent, and so long as no Event of Default has occurred and is then continuing, the Borrower, such approval not to be unreasonably withheld.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. See Section 8.18(a) hereof.

         ERISA. The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic average (rounded upwards to the nearest 1/16 of one percent) of the rates per annum at which the Administrative Agent's Eurodollar Lending Office is offered Dollar deposits two
(2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 11:00 a.m., New York, New York time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

         Event of Default. See Section 14 hereof.

         Excluded Subsidiaries. Radio Hungary; Emmis Pledge Corporation, a Delaware corporation, and a wholly owned Subsidiary of the Borrower; Emmis Argentina Broadcasting S.A. and Emmis Buenos Aires Broadcasting, S.A., each an Argentine corporation and a wholly owned Subsidiary of the Borrower; Emmis Latin America Broadcasting Corporation and Emmis South America Broadcasting Corporation, each a California corporation and a wholly owned Subsidiary of the Borrower; Country Sampler Stores, LLC and Game Warden Wildlife Journal Magazine, LLC, each a limited liability company and majority owned Subsidiary of the Borrower; and any other Subsidiary formed or acquired in the future and designated as an Excluded Subsidiary by Borrower, so long as such designation would not cause a Default or Event of Default.

         Existing Banks. See Preamble.

         Existing Credit Agreement. See Preamble.

         Existing Stations. Collectively any of the following Stations and any related satellite Stations, (a) KPWR-FM, Los Angeles, California, (b) WQHT-FM, New York, New York, (c) WKQX-FM, Chicago, Illinois, (d) KSHE-FM, St. Louis, Missouri, (e) WENS-FM, Indianapolis, Indiana, (f) WRKS-FM, New York, New York,
(g) WXTM-FM, St. Louis, Missouri, (h) WKKX-FM, St. Louis, Missouri, (i) WNOU-FM, Indianapolis, Indiana, (j) WIBC-AM, Indianapolis, Indiana, (k) WQCD-FM, New York, New York, (l) WTLC-FM, Indianapolis, Indiana, (m) WTLC-AM, Indianapolis, Indiana, (n) WLUK (TV), Channel 11, Green Bay Wisconsin (o) KHON (TV), Channel 2, Honolulu, (p) WALA (TV), Channel 10, Mobile, Alabama, (q) WVUE (TV), Channel 8, New Orleans, Louisiana; (r) WFTX (TV), Channel 4, Cape Coral, Florida, (s) WKCF (TV), Channel 18, Clermont, Florida, (t) KKFR-FM, Glendale, Arizona, (u) KXPK-FM, Evergreen, Colorado, and (v) any other Station acquired by the Borrower or any of its Subsidiaries after the Closing Date pursuant to a Permitted Acquisition.

         Extension Fees. See Section 6.1.2 hereof.

         FCC. The Federal Communications Commission (or any successor agency, commission, bureau, department or other political subdivision of the United States of America).

         FCC License. Any license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC.

         Fee Letter. The Fee Letter, dated as of August 25, 2000, between the Borrower and the Agents and the Administrative Agent's Fee Letter dated as of the date hereof between the Borrower and the Administrative Agent.

         First Union. First Union National Bank, a national banking association.

         generally accepted accounting principles or GAAP. (a) When used in
Section 11 hereof, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower adopting the same principles; provided that in each case referred to in this definition of "generally accepted accounting principles" or "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guaranty. The Fourth Amended and Restated Subsidiary Guaranty, dated as of the date hereof, as the same may be amended from time to time hereafter, made by each of the Subsidiaries of the Borrower named therein in favor of the Banks and the Administrative Agent, in form and substance satisfactory to the Banks and the Administrative Agent.

         Hazardous Substances. See Section 8.18(b) hereof.

         Hearst-Argyle. Collectively, Hearst-Argyle Properties, Inc. and any of its Subsidiaries.

         Hearst-Argyle Acquisition Documents. Collectively, (a) the Option Agreement, dated June 3, 2000 between Hearst-Argyle and the Borrower, the (b) Program Service and Time Brokerage Agreement dated June 5, 2000 between Hearst-Argyle and the Borrower and (c) all other agreements and documents entered into or delivered pursuant to or in connection with the Hearst-Argyle Transaction.

         Hearst-Argyle Transaction. The acquisition by the Borrower or one or more of its Subsidiaries (other than an Excluded Subsidiary) from Hearst-Argyle of substantially all of the assets (including all FCC licenses) used in connection with three radio Stations KTAR-AM, KMVP-AM and KKLT-FM, all in Phoenix, Arizona in exchange for substantially all of the assets used in connection with television Station WMUR-TV, Manchester, NH, which will be acquired by the Borrower or a Subsidiary of the Borrower immediately prior to such exchange, pursuant to the terms of the Hearst-Argyle Acquisition Documents.

         Historical Fixed Charge Coverage Ratio. With respect to any date of determination, the ratio of (a) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on such date to (b) Historical Fixed Charges for such period.

         Historical Fixed Charges. With respect to the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for any particular fiscal period, the sum of (a) Consolidated Total Interest Expense during such period, plus (b) the sum of all mandatory repayments of principal (whether scheduled or unscheduled) on any Indebtedness of the Borrower (other than the repayment of the Revolving Credit Loan if and to the extent the Revolving Credit Loan is not simultaneously reduced) and any of its Subsidiaries (other than Excluded Subsidiaries) paid or due and payable during such period plus (c) all Capital Expenditures made during such period, plus (d) the aggregate amount of cash taxes paid or required to be paid by the Borrower and/or its Subsidiaries (other than Excluded Subsidiaries) during such period, plus (e) the aggregate amount of all dividends paid or required to be paid by the Borrower during such period on any preferred stock issued by the Borrower.

         Howard Stern Show Cancellations. The cancellation of Howard Stern shows for any of the Existing Stations.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (d) all obligations under Interest Rate Protection Agreements and every other obligation under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract").

         Instrument of Accession. An Instrument of Accession in the form of Exhibit H hereto.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof and the last day of each calendar quarter thereafter; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, each date that is 3 months from the first day of such Interest Period or the previous Interest Payment Date with respect to such Interest Period if such Interest Period is then continuing and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Eurodollar Rate Loan, (a) initially, a period consisting of 1, 2, 3 or 6 months, or if made available by all of the Banks, 9 or 12 months, commencing on the Drawdown Date of such Loan and ending on the last day of such period as selected by the Borrower in a Loan Request; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

         (B) if the Borrower shall fail to give notice as provided in Section
2.4 or 3.3.2 hereof, as applicable, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

         (C) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

         (D) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date relating to such loans shall end on the applicable Maturity Date.

         Interest Rate Protection Agreements. See Section 9.14 hereof.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness) or obligations of, any Person, but excluding accrued interest or earnings thereon. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be deducted in respect of each such Investment any cash amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Lee Acquisition Documents. Collectively, the Purchase and Sale Agreement, dated as of May 7, 2000 by and among Lee Enterprises and the Borrower and all other agreements and documents entered into or delivered pursuant to or in connection with the Lee Transaction.

         Lee Enterprises. Collectively, Lee Enterprises, Incorporated, New Mexico Broadcasting Co. and any Subsidiary of either Lee Enterprises, Incorporated or New Mexico Broadcasting Co.

         Lee Transaction. The acquisition by the Borrower or one or more of its Subsidiaries (other than an Excluded Subsidiary) from Lee Enterprises for a purchase price of not to exceed $562,500,000 plus working capital and closing adjustments made in accordance with the Lee Acquisition Documents of (a) substantially all of the assets (including all FCC licenses and related satellite stations) used in connection with five television Stations, WSAZ-3
(NBC), Huntington/Charleston, West Virginia, KGUN-9 (ABC), Tucson, Arizona, KMTV-3 (CBS), Omaha, Nebraska, KRQE-13 (CBS), Albuquerque, New Mexico and KGMB-9
(CBS), Honolulu, Hawaii, (b) the capital stock of KOIN-TV, Inc., a Delaware corporation which operates television Station KOIN-6 (CBS), Portland, Oregon, and (c) the capital stock of SJL of Kansas

Corp., a Kansas corporation which operates directly or through a subsidiary the television Station KSNW-3 (NBC), Wichita, Kansas and its related satellite stations and television Station KSNT-27 (NBC), Topeka, Kansas, pursuant to the terms of the Lee Acquisition Documents.

         Letter of Credit. See Section 5.1.1 hereof.

         Letter of Credit Application. See Section 5.1.1 hereof.

         Letter of Credit Fee. See Section 5.5 hereof.

         Letter of Credit Participation. See Section 5.1.4 hereof.

         License Subsidiaries. Collectively, Emmis License Corporation, Emmis License Corporation of New York, Emmis FM License Corporation of St. Louis, Emmis FM License Corporation of Chicago, KPWR License, Inc., Emmis FM License Corporation of Indianapolis, Emmis FM Radio License Corporation of Indianapolis, Emmis AM Radio License Corporation of Indianapolis, Emmis Radio License Corporation of New York, Emmis 104.1 FM Radio License Corporation of St. Louis, Emmis 106.5 FM License Corporation of St. Louis, Emmis 105.7 FM Radio License Corporation of Indianapolis, Emmis 1310 AM Radio License Corporation of Indianapolis, Emmis Television License Corporation of Honolulu, Emmis Television License Corporation of Green Bay, Emmis Television License Corporation of Mobile, Emmis Television License Corporation of New Orleans, Emmis Television License Corporation of Orlando, Emmis Television License Corporation of Terre Haute, Emmis 105.5 FM Radio License Corporation of Terre Haute, Emmis Television License Corporation of Cape Coral, Emmis 99.9 FM Radio License Corporation of Terre Haute, Emmis License Corporation, Emmis License Corporation of Phoenix and Emmis License Corporation of Denver, Emmis Television License Corporation of West Virginia, Emmis Television License Corporation of Tucson, Emmis Television License Corporation of Omaha, Emmis Television License Corporation of Albuquerque, each a California corporation, Wichita License Subsidiary Corp., Topeka License Subsidiary Corp., each a Delaware corporation, and their successors and any new License Subsidiaries formed in connection with the Reorganization permitted hereunder.

         Loan Documents. Collectively, this Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents, the Fee Letter, and any other documents, agreements or instruments contemplated hereby or thereby or executed in connection herewith or therewith.

         Loan Request. See Section 2.3 hereof.

         Loans. Collectively, the Revolving Credit Loans and the Term Loan.

         Majority Banks. As of any date, the Banks which hold collectively at least fifty-one percent (51%) of the Aggregate Facilities Commitment.

         Material Labor Dispute. With respect to any Person, any strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting such Person.

         Maturity Date. With respect of Tranche A Loans, the Tranche A Maturity Date; and with respect of Tranche B Term Loan, the Tranche B Maturity Date.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Mortgaged Property. Any Real Estate which is subject to any Mortgage.

         Mortgages. Collectively, the several mortgages and deeds of trust identified on Schedule 1.1(b) hereto, as each may be amended from time to time hereafter, from the Borrower and/or its Subsidiaries to the Administrative Agent, in each case with respect to the fee and recorded leasehold interests of the Borrower and such Subsidiaries in the Real Estate.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Net Proceeds. One hundred percent (100%) of the cash proceeds from a Sale of any assets, less the sum of (a) customary and reasonable amounts paid or payable in respect of brokerage fees, (b) other reasonable closing costs actually paid in connection with such Sale, and (c) sales or other gross receipts, income, or property transfer taxes payable by the Seller in cash, in each case relating to such sale. If the Borrower or any of its Subsidiaries receives any promissory notes or other instruments as part of the consideration for such Sale or if payment in cash of any portion of the consideration for such Sale is otherwise deferred, Net Proceeds shall be deemed to include any cash payments in respect of such notes or instruments or otherwise deferred portion of such consideration when and to the extent received by such Person.

         Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Notes.  The Term Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks (or, with respect to clause (b) below, to any of their Affiliates or to any other financial institution which at the time of entering into the Interest Rate Protection Agreement in question was either a "Bank" hereunder or an affiliate of a Bank) and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under or with respect to (a) this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any other instruments at any time evidencing any thereof or (b) the Interest Rate Protection Agreements, or (c) for purposes of the obligations secured by the Security Documents only, the CPF Letter of Credit.

         Operating Subsidiaries. Collectively, Emmis FM Broadcasting Corporation of Indianapolis, Emmis FM Broadcasting Corporation of Chicago, Emmis FM Broadcasting Corporation of St. Louis, KPWR, Inc., Emmis FM Radio Corporation of Indianapolis, Emmis AM Radio Corporation of Indianapolis, Emmis Radio Corporation of New York, Emmis 104.1 FM Radio Corporation of St. Louis, Emmis
106.5 FM Broadcasting Corporation of St. Louis, Emmis International Corporation, Emmis 105.7 FM Radio Corporation of Indianapolis, Emmis 1310 AM Radio Corporation of Indianapolis, Emmis Publishing Corporation, Emmis International Broadcasting Corporation, Emmis DAR, Inc., Emmis 101.9 FM Radio Corporation of New York, Emmis Broadcasting Corporation of New York, Emmis 1380 AM Radio Corporation of St. Louis, Emmis Meadowlands Corporation, Mediatex Communications Corporation, Emmis FM Holding Corporation of New York, Mediatex Development Corporation, Texas Monthly, Inc., Emmis Broadcasting Corporation of Denver and Emmis Broadcasting Corporation of Phoenix, Big Hit Marketing, Inc., Los Angeles Magazine, Inc., Los Angeles Magazine Holding Company, Inc., KOIN-TV, Inc., SJL of Kansas Corp., Topeka Television Corp. and the Partnership Subsidiaries and their successors and any new Operating Subsidiaries formed in connection with the Reorganization permitted hereunder.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         Partnership Pledge Agreement. The Second Amended and Restated Collateral Assignment of Partnership Interests, dated as of the date hereof, as the same may be amended from time to time hereafter, among the partners of the Partnership Subsidiaries, on the one hand, and the Administrative Agent, on the other hand, in form and substance satisfactory to the Banks and the Administrative Agent.

         Partnership Subsidiaries. Collectively, Emmis Indiana Broadcasting, L.P., Emmis Publishing, L.P., and Emmis Television Broadcasting, L.P.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

         Permitted Acquisition. Any Station Acquisition permitted under Sections 10.5(c) and 10.5(d) and any Related Media Acquisition permitted under Section 10.5(h) hereof.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2 hereof.

         Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pledge Agreements. Collectively, the Borrower Stock Pledge Agreement, the Subsidiary Pledge Agreements and the Partnership Pledge Agreements.

         Pro Forma Fixed Charge Coverage Ratio. With respect to any date of determination, the ratio of (a) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on such date to (b) Pro Forma Fixed Charges for the period of four consecutive fiscal quarters commencing on the date following such date of determination.

         Pro Forma Fixed Charges. With respect to any date of determination, the sum of (a) Consolidated Total Interest Expense required to be paid or accrued by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) during the period of four (4) consecutive fiscal quarters commencing on the date following such date of determination, plus (b) the sum of all principal scheduled to be paid by each such Person with respect to Total Funded Debt during such four (4) quarter period, plus (c) all Capital Expenditures scheduled to be made by the Borrower and/or its Subsidiaries (other than Excluded Subsidiaries) during such four (4) quarter period, plus (d) the aggregate amount of cash taxes scheduled to be paid by the Borrower and/or its Subsidiaries (other than Excluded Subsidiaries) during such four (4) quarter period, plus (e) the aggregate amount of all dividends that the

Borrower projects will be paid during such four (4) quarter period on the preferred stock issued as part of the Secondary Equity Offering. For purposes of the foregoing calculation, (A) the amount of Capital Expenditures scheduled to be made by the Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall be deemed to equal the amount of Capital Expenditures projected to be made during such prospective four (4) quarter period pursuant to the Projections or any updated projections which have been approved by the Banks for use in this definition, (B) the amount of cash taxes scheduled to be paid by the Borrower and its Subsidiaries (other than Excluded Subsidiaries) during such prospective four (4) quarter period shall be deemed to be equal to the aggregate amount of cash taxes paid by the Borrower and its Subsidiaries (other than Excluded Subsidiaries) during the period of the four (4) fiscal quarters ended on such date of determination, after excluding therefrom cash taxes paid during such period with respect to the gain from any Sale of one or more Stations during such period, (c) interest payable hereunder for such prospective four (4) quarter period shall be determined based upon the Type of Loans outstanding as of the date of determination and using the interest rate in effect for each Type of Loan on such date, (D) the principal amount of and the interest rate on any other Indebtedness for borrowed money during such prospective four (4) quarter period shall be the principal amount of and the interest rate on such Indebtedness on the date of determination, (E) the aggregate principal amount of Loans outstanding during each day of such prospective four (4) quarter period shall be deemed, for purposes of calculating interest payable hereunder, to be equal to the sum of (i) the lesser of (x) the average daily principal amount of the Revolving Credit Loans outstanding during the fiscal quarter ending on such date of determination and (y) the Tranche A Commitment Amount in effect on the date of determination adjusted during such period to reflect scheduled reductions in such Tranche A Commitment Amount during such period plus (ii) the aggregate principal amount of the Term Loan outstanding on the date of determination as adjusted to reflect principal payments scheduled to be made during such period, and (F) the aggregate principal amount of Tranche A Loans scheduled to be paid during such prospective four (4) quarter period shall be deemed to be equal to the amount by which the average daily principal amount of the Tranche A Loans outstanding during the fiscal quarter ending on such date of determination exceeds the Tranche A Commitment Amount scheduled to be in effect on the last day of such prospective four (4) quarter period.

         Program. Any television series or other program produced or distributed for television release (including any syndicated series or other program regardless of its medium of initial exploitation), in each case whether recorded on film, videotape, audiotape, cassette, cartridge, disc or by any other means, method, process or device, whether now known or hereafter developed.

         Program Contracts. All contracts for television, film, programs, music and related audio rights and syndicated series exhibition rights acquired under license agreements.

         Program Rights. Any right whether arising under Program Contracts or otherwise, to sell, distribute, subdistribute, exhibit, lease, sublease, license, sublicense or otherwise exploit Programs.

         Program Rights Costs. The maximum amount which the Borrower and/or any of its Subsidiaries or its or their co-venturers have furnished or have contractually committed to furnish (whether or not such commitments shall be reflected as an asset or liability on the Consolidated balance sheet of the Borrower) toward the production or acquisition by the Borrower and/or any of its Subsidiaries or its or their co-venturers of any Program Rights with respect to any Program.

         Programming Amortization Expense. For any period, total amortization expense of the Borrower and its Subsidiaries for such period which is directly attributable to Programs, Program Rights or Program Contracts, determined on a consolidated basis in accordance with GAAP.

         Programming Cash Payments. For any period, the aggregate cash payments actually made by Borrower and its Subsidiaries during such period in respect of Programming Obligations, determined on a consolidated basis in conformity with generally accepted accounting principles.

         Programming Obligations. For any period, all direct or indirect liabilities (including, but without duplication, any guaranties and other contingent obligations relating to or arising in connection with a Programming Obligation), contingent or otherwise, with respect to Program Contracts, Programs or Program Rights, (including, without limitation, all Program Rights Costs) of the Borrower and/or its Subsidiaries, whether or not reflected on the consolidated balance sheet of the Borrower and its Subsidiaries prepared in conformity with generally accepted accounting principles.

         Projections. See Section 8.4.2 hereof.

         Radio Hungary. Slager Radio Rt., a company limited by shares organized under the laws of Hungary.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries).

         Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Banks for amounts drawn under any Letter of Credit as provided in Section 5.2 hereof.

         Related Fund. With respect to any Bank which is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Bank or by an Affiliate of such Bank.

         Related Media Acquisition. Borrower's or a Subsidiary of the Borrower's acquisition of a media related company, or substantially all the assets of such, on terms and conditions acceptable to the Agents and notified to the Banks.

         Reorganization. See Section 30 hereof.

         Reorganization Subsidiaries. See Section 30 hereof.

         Restricted Payments. Collectively, distributions, dividends or other payments in respect of the capital stock of the Borrower, whether in cash or assets, other than distributions of shares of Borrower's common stock; payments, defeasance or repurchases of, or in respect of, any subordinated debt (including, without limitation, any Indebtedness permitted under Sections 10.1(k) or 10.1(l) hereof); and payments of management, consulting or similar fees to affiliates of the Borrower.

         Revolving Credit Loans. The Tranche A Loans.

         Revolving Credit Notes. The Tranche A Notes.

         Sale. Any sale, transfer or other disposition of assets, including by means of a simultaneous exchange of Stations.

         Secondary Equity Offering. The Borrower's issuance of common stock and preferred stock pursuant to the equity offerings described in Forms S-3, dated October 1, 1999.

         Security Agreements. Collectively, the Borrower Security Agreement and the Subsidiary Security Agreement.

         Security Documents. Collectively, the Guaranty, the Security Agreements, the Mortgages, the Trademark Assignments, the Copyright Notice, the Collateral Assignments of Contracts, the Collateral Assignments of Leases and the Pledge Agreements.

         Senior Debt. At any time of determination, Total Funded Debt minus the principal amount of all indebtedness which is by its terms expressly subordinated to the Obligations of the borrower arising or outstanding under this Credit Agreement or any of the other Loan documents pursuant to subordination provisions satisfactory to the Super Majority Banks and the Agents, including, without limitation, the principal amount of the Indebtedness permitted under Sections 10.1(k) and 10.1(l) hereof outstanding on such date.

         Senior Leverage Ratio. As of any date of determination, the ratio of
(a) Senior Debt as at such date to (b) Consolidated Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on such date.

         Sinclair Broadcast Acquisition Documents. Collectively, (a) the Asset Purchase Agreement, dated as of June 21, 2000 among Sinclair Broadcast Group and the Borrower and (b) all other agreements and documents entered into or delivered pursuant to or in connection with the Sinclair Broadcast Group Transaction.

         Sinclair Broadcast Group. Collectively, Sinclair Broadcast Group, Inc., Sinclair Radio of St. Louis, Inc., Sinclair Radio of St. Louis Licensee, LLC and any Subsidiary of any of Sinclair Broadcast Group, Inc., Sinclair Radio of St. Louis Inc. or Sinclair Radio of St. Louis Licensee, LLC.

         Sinclair Broadcast Group Transaction. The acquisition by the Borrower or one or more of its Subsidiaries (other than an Excluded Subsidiary) from Sinclair Broadcast Group of substantially all of the assets (including all FCC licenses) used in connection with radio Stations WVRV-FM, WIL-FM, WRTH-AM, KPNT-FM, KIHT-FM and KXOK-FM, all in St. Louis, Missouri for a purchase price not to exceed $220,000,000 plus working capital and closing adjustments made in accordance with the Sinclair Broadcast Acquisition Documents, pursuant to the terms of the Sinclair Broadcast Acquisition Documents.

         Station. All of the properties, assets and operating rights constituting a system for transmitting radio or television signals from a transmitter licensed by the FCC, together with any subsystem which is ancillary to such system, and including each of the Existing Stations.

         Station Acquisition. Any transaction (including through a simultaneous exchange of Stations) by which the Borrower or any of its Subsidiaries acquires any Station or the control of a majority of the equity interest in any Person whose primary business is the operation of one or more Stations, as evidenced by the transfer to the Borrower or a Subsidiary of title in the assets so acquired and the receipt of any FCC approval required in connection with the transfer of such assets and the operation of such Station or Stations thereby acquired, whether directly or indirectly through the acquisition of an equity interest in any Person.

         Stations' cash flow. See Section 10.5(e) hereof.

         Subordinated Notes. The 8.125% Subordinated Notes due 2009 in the aggregate principal amount of $300,000,000 issued by the Borrower under the Subordinated Note Indenture.

         Subordinated Note Documents. Each of the documents, instruments (including the Subordinated Notes) and other agreements entered into or delivered by the Borrower (including, without limitation, the Subordinated Note Indenture) and/or any Subsidiary of the Borrower relating to the issuance by the Borrower of the Subordinated Notes and any guaranties or other documents related thereto, as in effect on February 12, 1999 and as the same may be supplemented, amended or modified from time to time in accordance with the terms hereof (including, without limitation, Section 10.11) and thereof.

         Subordinated Note Indenture. The Indenture, dated as of February 12, 1999, by and between the Borrower and Bank of New York (as successor to IBJ Whitehall Bank & Trust Company), as trustee thereunder, with respect to the Subordinated Notes, as in effect on February 12, 1999 and as the same may be supplemented, amended or modified from time to time in accordance with the terms hereof (including, without limitation, Section 10.11) and thereof.

         Subordinated Note Proceeds. See Section 4.3(e) hereof.

         Subsidiary. Any corporation, association, limited liability company, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock, or similar interests entitled to vote or in the case of a partnership, a majority of the economic interest.

         Subsidiary Pledge Agreement. The Fourth Amended and Restated Pledge Agreement, dated as of the date hereof, as the same may be amended from time to time hereafter, among certain of the Subsidiaries of the Borrower, on the one hand, and the Administrative Agent, on the other hand, in form and substance satisfactory to the Banks and the Administrative Agent.

         Subsidiary Security Agreement. The Fourth Amended and Restated Subsidiary Security Agreement dated as of the date hereof, as the same may be amended from time to time hereafter, among the Subsidiaries of the Borrower named therein, on the one hand, and the Administrative Agent, on the other hand, in form and substance satisfactory to the Banks and the Administrative Agent.

         Super Majority Banks. As of any date, the Banks which hold collectively at least seventy percent (70%) of the Aggregate Facilities Commitment.

         Surplus Proceeds. See Section 4.3(e) hereof.

         Syndication Agent. As defined in the preamble hereto.

         TD. Toronto Dominion (Texas), Inc.

         Term Loan. The Tranche B Term Loan.

         Term Notes. The Tranche B Term Notes.

         Title Insurance Company. With respect to each Mortgaged Property, as applicable, Chicago Title Insurance Company; Continental Lawyers Title Insurance Corporation; First American Title Insurance Company, Commonwealth Land Title Insurance Company, and Illinois Commonwealth Property, and collectively if the context requires all such companies.

         Title Policy. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Administrative Agent insuring the priority of the Mortgage of such Mortgaged Property and that the Borrower or one of its Subsidiaries holds marketable fee simple or leasehold title (as applicable) to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens, persons in occupancy or matters which would be shown by a survey (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Administrative Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its discretion may require, including but not limited to
(a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement, (e) tie-in endorsement, (f) doing business endorsement and (g) ALTA form 3.1 zoning endorsement.

         Total Funded Debt. At any time of determination, the sum of (a) the outstanding principal amount of the Loans and other Obligations due and payable, plus (b) the outstanding principal amount of any other Indebtedness for borrowed money owed by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis (including, without limitation, the outstanding principal amount of all Indebtedness permitted under Sections 10.1(k) and 10.1(l) hereof), plus (c) to the extent not otherwise included, all obligations (contingent or otherwise) relating to letters of credit issued for the account of the Borrower and/or its Subsidiaries, other than Excluded Subsidiaries, plus (d) to the extent not otherwise included, all liabilities in respect of Capitalized Leases of the Borrower and/or its Subsidiaries, other than Excluded Subsidiaries, on a consolidated basis, plus
(e) to the extent not otherwise included, all purchase money indebtedness.

         Total Leverage Ratio. As of any date of determination, the ratio of (a) Total Funded Debt as at such date to (b) Consolidated Operating Cash Flow for the period of four (4) consecutive fiscal quarters ending on such date.

         Trademark Assignments. Collectively, the Third Amended and Restated Borrower Trademark Collateral Security and Pledge Agreement, dated as of the date hereof, as the same may be amended from time to time hereafter, between the Borrower and the Administrative Agent, and the Third Amended and Restated Subsidiary Trademark Collateral Security and Pledge Agreement, dated as of the date hereof, as the same may be amended from time to time hereafter, among the Subsidiaries of the Borrower named therein and the Administrative Agent, each in form and substance satisfactory to the Banks and the Administrative Agent.

         Trades. Those assets and liabilities of the Borrower and any of its Subsidiaries which do not represent the right to receive payment in cash or the obligation to make payment in cash and which arise pursuant to so-called trade or barter transactions.

         Tranche. Collectively, or individually as the context indicates, the Tranche A Loans if any are outstanding, the Tranche A Commitment Amount, the Tranche B Term Loans, if any are outstanding, and the Tranche B Commitment Amount.

         Tranche A Commitment. The Commitment of the Bank(s) listed on Schedule 1 as having a Tranche A Commitment Percentage to make Tranche A Loans hereunder pursuant to Section 2.1 hereof up to an aggregate amount equal to the Tranche A Commitment Amount.

         Tranche A Commitment Amount. $400,000,000, as such amount is reduced pursuant to Sections 2.1.3, 4.3(b), 4.3(c) and 4.3(d) hereof.

         Tranche A Commitment Percentage. With respect to each Bank, the percentage initially set forth next to such Bank's name on Schedule 1 hereto, as such may be adjusted in accordance with Sections 2.1.3. and 20 hereof.

         Tranche A Loans. The Tranche A Revolving Credit Loans made or to be made by the Banks to the Borrower pursuant to Section 2.1 hereof.

         Tranche A Maturity Date. August 31, 2006.

         Tranche A Notes. See Section 2.1.4 hereof.

         Tranche A Reduction Dates. Each date on which the Tranche A Commitment Amount is reduced pursuant to Section 2.1.3 hereof.

         Tranche A Reduction Percentage. The percentage by which the Tranche A Commitment Amount is reduced on the Tranche A Reduction Dates pursuant to
Section 2.1.3 hereof.

         Tranche B Commitment Amount. $600,000,000.

         Tranche B Commitment Percentage. With respect to each Bank, the percentage initially set forth next to such Bank's name on Schedule 1 hereto.

         Tranche B Maturity Date. August 31, 2006.

         Tranche B Reduction Date(s). Each date on which the Tranche B Term Loan is reduced pursuant to Section 3.2. hereof.

         Tranche B Reduction Percentage. The percentage by which the Tranche B Term Loan outstanding on August 31, 2001 is reduced on the Tranche B Reduction Dates pursuant to Section 3.2 hereof.

         Tranche B Term Loan. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount not to exceed $600,000,000 pursuant to Section 3.1 hereof.

         Tranche B Term Notes. See Section 3.1.1 hereof.

         Transaction(s). The Hearst-Argyle Transaction, the Sinclair Broadcast Group Transaction and the Bonneville Transaction.

         Transaction Documents. As applicable, the Hearst-Argyle Acquisition Documents, the Sinclair Broadcast Group Acquisition Documents and the Bonneville Acquisition Documents.

         Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Banks on the date specified in, and in accordance with, Section 5.2 hereof.

         Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, limited liability company, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         WKKX-KIHT Exchange. The transfer prior to the Bonneville Transaction of studio and office property used in conjunction with the operations of Station WKKX-FM, St. Louis by Emmis 106.5 FM Broadcasting Corporation of St. Louis to Emmis FM Broadcasting Corporation of St. Louis in exchange for studio and office property used in conjunction with the operations of Station KIHT-FM, St. Louis.

         1.2. RULES OF INTERPRETATION.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors (including in the case of a Bank, any entity resulting from a merger or consolidation) and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

         (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

         (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1.  TRANCHE A.

                  2.1.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Tranche A Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.3 hereof, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the Tranche A Commitment Amount minus the sum of (a) the Maximum Drawing Amount plus (b) all Unpaid Reimbursement Obligations; provided that, with respect to each Bank, the outstanding amount of the Tranche A Loans (after giving effect to all amounts requested) made by such Bank plus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed such Bank's Commitment Percentage of the Tranche A Commitment Amount. The Tranche A Loans shall be made by each Bank pro rata in accordance with each Bank's applicable Commitment Percentage in respect of Tranche A. Each request for a Tranche A Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 12 and 13, in the case of the initial Tranche A Loans, and Section 13, in the case of all other Tranche A Loans, have been satisfied on the date of such request.

                  2.1.2. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent, for the pro rata accounts of the Banks in accordance with their respective Commitment Percentages of the Tranche A Commitment Amount, a commitment fee calculated at the rate of (a) at any time when the Total Leverage Ratio, determined as at the last day of the period of four (4) consecutive fiscal quarters most recently ended, equals or exceeds 6.50:1.00, 0.500% per annum, (b) at any time when the Total Leverage Ratio, determined as at the last day of the period of four (4) consecutive fiscal quarters most recently ended, equals or exceeds 5.00:1.00, but is less than 6.50:1.00, 0.375% per annum, and (c) at any time when the Total Leverage Ratio, determined as at the last day of the period of four (4) consecutive fiscal quarters most recently ended, is less than 5.00:1.00, 0.250% per annum, on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Tranche A Maturity Date by which the Tranche A Commitment Amount minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, exceeds the amount of the outstanding Tranche A Loans; provided, however, in the event that during any calendar quarter in respect of which a commitment fee is payable the average daily amount of outstanding Tranche A Loans plus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations is less than fifty percent (50%) of the Tranche A Commitment Amount, then the commitment fee for such calendar quarter for Tranche A Loans shall be increased above the otherwise applicable rate by 0.125% per annum. Notwithstanding the foregoing, if the Borrower's financial statements are not furnished to the Banks pursuant to Section 9.4(b) within five (5) Business Days after the relevant period of time specified in Section 9.4 therefor, the commitment fee shall be 0.500% per annum, during the period commencing on the date such statements are due and (provided such financial statements are subsequently furnished to the Banks) ending on the date two (2) days following the delivery to the Administrative Agent of such financial statements. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the first such date following the date hereof, with a final payment on the Tranche A Maturity Date or any earlier date on which the Tranche A Commitment shall terminate.

                  2.1.3.  REDUCTION OF TRANCHE A COMMITMENT AMOUNT.

                  (a) On each of the Tranche A Reduction Dates set forth below, the Tranche A Commitment Amount shall be reduced by the amount equal to the product of the Tranche A Reduction Percentage set forth below opposite such date multiplied by the Tranche A Commitment Amount as in effect on August 31, 2001, with a final reduction on the Tranche A Maturity Date in an amount equal to the remaining Tranche A Commitment
         Amount:

                 Tranche A Reduction Date              Tranche A Reduction Percentage
                 ------------------------              ------------------------------
                 August 31, 2001                                    3.330%
                 November 30, 2001                                  3.330%
                 February 28, 2002                                  3.340%
                 May 31, 2002                                       3.750%
                 August 31, 2002                                    3.750%
                 November 30, 2002                                  3.750%
                 February 28, 2003                                  3.750%
                 May 31, 2003                                       5.000%
                 August 31, 2003                                    5.000%
                 November 30, 2003                                  5.000%

                 February 29, 2004                                  5.000%
                 May 31, 2004                                       5.625%
                 August 31, 2004                                    5.625%
                 November 30, 2004                                  5.625%
                 February 28, 2005                                  5.625%
                 May 31, 2005                                       4.375%
                 August 31, 2005                                    4.375%
                 November 30, 2005                                  4.375%
                 February 28, 2006                                  4.375%
                 May 31, 2006                                       7.500%
                 Tranche A Maturity Date                            7.500%

                  Each payment required to be made by the Borrower pursuant to this Section 2.1.3 shall be allocated among the Banks pro rata in accordance with each Bank's Commitment Percentage of the Tranche A Commitment Amount.

                  (b) The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Tranche A Commitment Amount, whereupon the Tranche A Commitment Amount shall be reduced pro rata among the Banks in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.1.3, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction of the Tranche A Commitment Amount may be reinstated.

                  2.1.4. THE TRANCHE A NOTES. The Tranche A Loans shall be evidenced by separate amended and restated promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Tranche A Note"), each dated as of the Closing Date and completed with appropriate insertions. One Tranche A Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Tranche A Commitment Amount or, if less, the outstanding amount of all Tranche A Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Tranche A Loan or at the time of receipt of any payment of principal on such Bank's Tranche A Note, an appropriate notation on such Bank's Note Record reflecting the making of such Tranche A Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Tranche A Loans set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Tranche A Note to make payments of principal of or interest on any Tranche A Note when due.

         2.2. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.10 hereof:

                  (a) The unpaid principal balance of each Revolving Credit Loan which is a Base Rate Loan shall bear interest at the Base Rate plus the Applicable Margin.

                  (b) The unpaid principal balance of each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

                  (c) The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

         2.3. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than
(a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Type of such Revolving Credit Loan, and (iv) if such Revolving Credit Loan is a Eurodollar Rate Loan, the Interest Period therefor. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Banks in writing of such notice and of the contents thereof. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of (a) in the case of Base Rate Loans, $500,000 or in integral multiples of $100,000 in excess thereof and (b) in the case of Eurodollar Rate Loans, $1,000,000 or in integral multiples of $100,000 in excess thereof;

provided, that the number of Eurodollar Rate Loans outstanding at any time shall not exceed ten.

         2.4.  CONVERSION OPTIONS.

                  2.4.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three
         (3) Eurodollar Business Days' prior written notice of such election and
         (c) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted as provided herein; provided that partial conversions shall be in a minimum aggregate principal amount of (a) in the case of Base Rate Loans, $500,000 or in integral multiples of $100,000 in excess thereof and (b) in the case of Eurodollar Rate Loans, $1,000,000 or in integral multiples of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.4.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.4.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of such Default or Event of Default of which the officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the then current Interest Period related thereto. The Administrative Agent shall notify the Banks promptly when any such automatic conversion contemplated by this
         Section 2.4.2 hereof is scheduled to occur.

                  2.4.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or an integral multiple of $100,000 in excess thereof and (b) the number of Eurodollar Rate Loans outstanding at any time shall not exceed ten.

         2.5.  FUNDS FOR REVOLVING CREDIT LOANS.

                  2.5.1. FUNDING PROCEDURES. Not later than 12 o'clock p.m. (Houston, Texas time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Administrative Agent, at its Head Office, in immediately available funds, the amount of such Bank's applicable Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 hereof and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Banks, subject to the provisions of Section 2.5.2 below. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its applicable Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Administrative Agent the amount of such other Bank's applicable Commitment Percentage of any requested Revolving Credit Loans.

                  2.5.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Administrative Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the

         Administrative Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Bank within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                                3. THE TERM LOAN.

         3.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the Tranche B Term Loan to be funded on the Closing Date.

                  3.1.1. THE TRANCHE B TERM NOTES. The Tranche B Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit C hereto (each a "Tranche B Term Note"), each dated as of the Closing Date and completed with appropriate insertions. One Tranche B Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Tranche B Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Tranche B Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Note Record reflecting the original principal amount of such Bank's Commitment Percentage of the Tranche B Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Tranche B Term Note, an appropriate notation on such Bank's Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's

         Note Record shall not affect the obligations of the Borrower hereunder or under any Tranche B Term Note to make payments of principal of and interest on any Tranche B Term Note when due.

         3.2. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TRANCHE B TERM LOAN. On each Tranche B Reduction Date, the Borrower promises to pay to the Administrative Agent for the account of the Banks on each of the following dates an amount equal to the product of the Reduction Percentage set forth below opposite such date multiplied by the sum of the principal amount of the Tranche B Term Loan outstanding on August 31, 2001 with the final payment on the Tranche B Maturity Date to be adjusted to equal the entire then unpaid balance of (including principal of, interest on and other amounts payable in respect of) the Tranche B Term Loan:

                     Tranche B                                    Tranche B
                  Reduction Date                            Reduction Percentage
                 -----------------                         ---------------------
                 August 31, 2001                                    3.330%
                 November 30, 2001                                  3.330%
                 February 28, 2002                                  3.340%
                 May 31, 2002                                       3.750%
                 August 31, 2002                                    3.750%
                 November 30, 2002                                  3.750%
                 February 28, 2003                                  3.750%
                 May 31, 2003                                       5.000%
                 August 31, 2003                                    5.000%
                 November 30, 2003                                  5.000%
                 February 29, 2004                                  5.000%
                 May 31, 2004                                       5.625%
                 August 31, 2004                                    5.625%
                 November 30, 2004                                  5.625%
                 February 28, 2005                                  5.625%
                 May 31, 2005                                       4.375%
                 August 31, 2005                                    4.375%
                 November 30, 2005                                  4.375%
                 February 28, 2006                                  4.375%
                 May 31, 2006                                       7.500%
                 Tranche B Maturity Date                            7.500%

         3.3.  INTEREST ON TERM LOAN.

                  3.3.1. INTEREST RATES. Except as otherwise provided in Section
         6.10 hereof, the Term Loan shall bear interest at the following rates:

                           (a) To the extent that all or any portion of any Term
                  Loan is a Base Rate Loan, such Term Loan or such portion shall bear interest at the Base Rate plus the Applicable Margin.

                           (b) To the extent that all or any portion of any Term
                  Loan is a Eurodollar Rate Loan, such Term Loan or such portion shall bear interest during the Interest Period relating thereto at the Eurodollar Rate plus the Applicable Margin.

                           (c) The Borrower promises to pay interest on the Term
                  Loan or any portion thereof outstanding in arrears on each Interest Payment Date.

                  3.3.2. NOTIFICATION BY BORROWER. The Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of any Term Loan if all or any portion of such Loan is to bear interest at the Eurodollar Rate. After any Term Loan has been made, the provisions of Section 2.4 above shall apply mutatis mutandis with respect to all or any portion of such Loan so that the Borrower may have the same interest rate options with respect to all or any portion of such Loan as it would be entitled to with respect to the Revolving Credit Loans.

                  3.3.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or in integral multiples of $100,000 in excess thereof. The number of Eurodollar Rate Loans outstanding at any time shall not exceed ten (10). No Interest Period relating to the Term Loan or any portion thereof shall extend beyond the date on which a regularly scheduled installment payment of the principal of such Term Loan is to be made unless a portion of such Term Loan at least equal to such installment payment is either a Base Rate Loan or has an Interest Period ending on such date.

                            4. PREPAYMENTS OF LOANS.

         4.1. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 4.1 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent, no later than 11:00 a.m., Houston, Texas time, at least one (1) Business Day's prior written notice, of any proposed repayment pursuant to this Section 4.1 of Base Rate Loans, and three (3) Eurodollar Business Days' notice of any proposed repayment pursuant to this Section 4.1 of Eurodollar Rate Loans, in each case, specifying the proposed date of payment of Revolving Credit Loans and the principal amount to be paid. Each such partial prepayment of the Loans shall be in the amount of $500,000 or in integral multiples of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment and shall be applied to the principal of Base Rate Loans or to the principal of Eurodollar Rate Loans, at the Borrower's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Tranche A Note at the Borrower's option, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         4.2. OPTIONAL PREPAYMENT OF THE TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Maturity Date relating thereto, as a whole, or in part, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty; provided that, (a) each partial prepayment shall be in the principal amount of $500,000 or in integral multiples of $100,000 in excess thereof, (b) any portion of the Term Loan bearing interest at the Eurodollar Rate may only be prepaid pursuant to this Section 4.2 on the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Tranche B Term Note with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Each prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Tranche B Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

         4.3.  MANDATORY REPAYMENTS OF LOANS.

                  (a) If at any time the sum of the outstanding amount of the Tranche A Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Tranche A Commitment Amount, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Banks for application first to any Unpaid Reimbursement Obligations, second to the Tranche A Loans and third, to be held by the Administrative Agent, as cash collateral for the Maximum Drawing Amount.

                  (b) Within sixty (60) days after the end of each fiscal year of the Borrower commencing with the fiscal year ending February 28, 2002, if the Total Leverage Ratio as at the last day of such fiscal year exceeds 4.50:1.00, the Borrower shall repay the Loans in the aggregate principal amount equal to fifty percent (50%) of Consolidated Excess Cash Flow for such fiscal year. Each such mandatory prepayment of the Loans shall be applied (i) first, to the remaining principal installments of the Tranche B Term Loan and (ii) second, if the Tranche B Term Loan has been repaid in full, to repay the Tranche A Loans. Each such mandatory prepayment shall be allocated among the Banks in proportion, as nearly as practicable, to the respective aggregate amounts outstanding on each Bank's Notes evidencing the applicable Loan or Loans advanced under the applicable Tranche. Any mandatory prepayment of principal of the Loans required hereunder shall be accompanied by a payment of all interest accrued to the date of such prepayment. In the event that any Term Loan is required to be prepaid hereunder, all principal amounts prepaid shall be applied against the scheduled installments of principal due on such Term Loan in the inverse order of maturity. In the event that any Tranche A Loans are required to be prepaid hereunder, the Tranche A Commitment Amount shall be reduced by the amount of such prepayment.

                  (c) If as of the last day of the fiscal quarter most recently ended prior to a Sale of assets of the Borrower or of any of its Subsidiaries pursuant to Section 10.5 hereof, the Total Leverage Ratio calculated for the period of (4) four consecutive fiscal quarters ending on such last day on a pro forma basis after giving effect to such Sale and after giving effect to any repayment of Total Funded Debt to be made with the proceeds of such Sale is greater than or equal to 5.50:1.00, then within ten (10) days after such sale, the Borrower shall prepay the Loans by an amount equal to the net proceeds from such sale. Such Net Proceeds shall be applied (i) to the remaining principal installments of the Tranche B Term Loan and (ii) if the Tranche B Term Loan has been paid in full to repay Tranche A Loans. If such Total Leverage Ratio, calculated as provided above, is less than 5.50:1.00, then the Borrower may use the Net Proceeds from such Sale for the purpose of funding Permitted Acquisitions within the nine (9) month period commencing on the date of such Sale; provided, that any Net Proceeds from such Sale which are not reinvested in a Permitted Acquisition within such nine (9) month period shall be applied according to (i) and (ii) above. Any mandatory prepayment of principal of the Loans required hereunder shall be accompanied by a payment of all interest accrued to the date of such prepayment. Any mandatory prepayment of the Term Loan hereunder shall not reduce the scheduled repayment installments required under
         Section 3.2 hereof. The Tranche A Commitment Amount shall be permanently reduced by the amount of such Net Proceeds applied to repay Tranche A Loans; provided that, such reduction shall not reduce the scheduled Tranche A Commitment Amount reductions set forth in Section
         2.1.3 above. Each such mandatory prepayment shall be allocated among the Banks in proportion, as nearly as practicable, to the respective aggregate amounts outstanding of each Bank's Notes evidencing the Loan or Loans advanced under the applicable Tranche. In the event that any Term Loan is required to be prepaid hereunder, all principal amounts prepaid shall be applied against the scheduled installments of principal due on such Term Loan in the inverse order of maturity.

                  (d) If as of the last day of the fiscal quarter most recently ended prior to the issuance of unsecured and subordinated debt by the Borrower or any of its Subsidiaries pursuant to Section 10.1(l) hereof, the Total Leverage Ratio calculated for the period of four consecutive fiscal quarters ending on such last day as if such unsecured and subordinated debt were outstanding on such date is greater than 6.50:1.00, then within ten (10) days after such issuance the Borrower shall prepay the Loans by an amount equal to fifty percent (50%) of the gross proceeds from such issuance. Such proceeds shall be applied (i) to the remaining principal installments of the Tranche B Term Loan, and
         (ii) if the Term Loan has been paid in full, to repay Tranche A Loans. If the Term Loan has been paid in full, and all outstanding borrowings under the Revolving Credit Loans have been paid in full, the Tranche A Commitment Amount shall be permanently reduced by the unapplied portion of fifty percent (50%) of such gross proceeds. Any mandatory prepayment of principal of the Loans required hereunder shall be accompanied by a payment of all interest accrued to the date of such prepayment. Any mandatory prepayment of the Term Loan hereunder shall not reduce the scheduled repayment installments required under Section 3.2 hereof. The Tranche A Commitment Amount shall be permanently reduced by the amount of such proceeds applied to repay Tranche A Loans; provided that, such reduction shall not reduce the scheduled Tranche A Commitment Amount reductions set forth in Section 2.1.3 above. Each such mandatory prepayment shall be allocated among the Banks in proportion, as nearly as practicable, to the respective aggregate amounts outstanding on each Bank's Notes evidencing the Loan or Loans advanced under the applicable Tranche. In the event that any Term Loan is required to be prepaid hereunder, all principal amounts prepaid shall be applied against the scheduled installments of principal due on such Term Loan in the inverse order of maturity.

                  (e) In the event the gross proceeds from the Subordinated Notes (the "Subordinated Note Proceeds") exceed $300,000,000, in the aggregate, then within ten (10) days after the issuance of the Subordinated Notes, the Borrower shall prepay the Loans by an amount equal to the difference between the Subordinated Note Proceeds and $300,000,000 (the "Surplus Proceeds"). The Surplus Proceeds shall be applied pro rata to prepay outstanding Loans in all Tranches and to the extent applied to repay Revolving Credit Loans, the Tranche A Commitment Amount shall be permanently reduced by the amount of Revolving Credit Loans which were so repaid. In the event all outstanding Loans have been paid in full, the Tranche A Commitment Amount shall be permanently reduced by the amount of any remaining Surplus Proceeds. Any mandatory prepayment of principal of the Loans required hereunder shall be accompanied by a payment of all interest accrued to the date of such prepayment. Any mandatory prepayment of the Term Loan hereunder shall not reduce the scheduled repayment installments required under Section 3.2 hereof. Any reductions in the Tranche A Commitment Amount shall not reduce the scheduled Tranche A Commitment Amount reductions set forth in Section 2.1.3. Each such mandatory prepayment shall be allocated among the Banks in proportion, as nearly as practicable, to the respective aggregate amounts outstanding on each Bank's Notes evidencing the Loan or Loans advanced under the applicable Tranche. In the event that any Term Loan is required to be prepaid hereunder, all principal amounts prepaid shall be applied against the scheduled installments of principal due on such Term Loan in the inverse order of maturity.

                              5. LETTERS OF CREDIT.

         5.1.  LETTER OF CREDIT COMMITMENTS.

                  5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 5.1.4 below and upon the representations and warranties of the Borrower contained herein, agrees to issue, extend and renew for the account of the Borrower one or more standby letters of credit (individually, each a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $50,000,000 at any one time, and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and
         (iii) the amount of all Tranche A Loans outstanding shall not exceed the Tranche A Commitment Amount.

                  5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiration date no later than the date which is fourteen (14) days prior to the Tranche A Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                  5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage of all Letters of Credit issued, extended or renewed and all Unpaid Reimbursement Obligations, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 5.2 below (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 below in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

         5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

                  (a) except as otherwise expressly provided in Sections 5.2(b) and (c) below, on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Bank in connection with any payment made by the Administrative Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Tranche A Commitment Amount to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Tranche A Commitment Amount, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14 hereof, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Banks and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2, at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment), shall be payable to the Administrative Agent on demand at the rate specified in Section 6.10 hereof for Base Rate Loans.

         5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower of the date and amount of the draft presented or of the demand for payment made and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in Section 5.2 above on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement

Obligation. No later than 4:00 p.m. (Houston, Texas time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Administrative Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Administrative Agent, and the denominator of which is 365. The responsibility of the Administrative Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

                  5.3.1. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and the Banks that the Administrative Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 above shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Bank.

         5.4. RELIANCE BY ISSUER. To the extent not inconsistent with Section
5.4 above, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, (a) any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and (b) any advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent with due care. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.5. LETTER OF CREDIT FEE. The Borrower shall, on the date of issuance or of any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Administrative Agent, pay in advance an annual fee (in each case, a "Letter of Credit Fee") to the Administrative Agent in an amount equal to the sum of (for each day in such annual period) the product of the Applicable Margin for Revolving Credit Loans which bear interest based on the Eurodollar Rate as in effect on the first day of such annual period times the Maximum Drawing Amount scheduled to be available under such Letter of Credit on such day; provided that should any Letter of Credit be terminated prior to its scheduled expiration date, each Bank and the Administrative Agent shall refund to the Borrower an amount equal to that portion of the annual fee received by it which is attributable to the period after such early termination. A portion of each such Letter of Credit Fee equal to one-eighth percent (0.125%) per annum of the face amount of each such Letter of Credit (and such other issuance, amendment, negotiation, document examination and other administrative processing fees of the Administrative Agent as referred to below) to be for the Administrative Agent's own account, and with the remainder of each such Letter of Credit Fee to be for the accounts of the Banks in accordance with their respective Commitment Percentages of all such Letters of Credit then issued, extended or renewed. The Borrower shall also pay to the Administrative Agent for the Administrative Agent's own account the Administrative Agent's customary issuance, amendment, negotiation, document examination and other administrative processing fees, and the term "Letter of Credit Fee" herein shall include all such other fees of the Administrative Agent.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1.  FEES.

                  6.1.1. FEE LETTER. The Borrower shall pay to the Administrative Agent the fees in accordance with the terms of the Fee Letter.

                  6.1.2. EXTENSION FEE. At the times specified below, the Borrower shall pay extension fees (the "Extension Fees") in an amount calculated as of March 31, 2001 and as of the last day of each fiscal quarter of the Borrower ending thereafter (each such date, a "Calculation Date") as the percentage set forth below opposite the applicable Calculation Date of the aggregate principal amount outstanding under the Tranche B Term Loans on such Calculation Date:


                              CALCULATION DATE                                 FEE PERCENTAGE
               ------------------------------------------------- -----------------------------------------
                        3/31/01 through 11/30/01                                   0.250%
               ------------------------------------------------- -----------------------------------------

                        2/28/02 through 11/30/02                                   0.375%
               ------------------------------------------------- -----------------------------------------

                        2/28/03 through 11/30/03                                   0.500%
               ------------------------------------------------- -----------------------------------------

                        2/28/04 through 11/30/04                                   0.625%
               ------------------------------------------------- -----------------------------------------

                        2/28/05 through 11/30/05                                   0.750%
               ------------------------------------------------- -----------------------------------------

                        2/28/06 through  8/31/06                                   0.875%
               ------------------------------------------------- -----------------------------------------

                  Each Extension Fee shall be payable on the first Business Day following the immediately preceding Calculation Date, commencing on April 2, 2001 and shall be payable to each Bank then participating in the Tranche B Term Loans pro rata in accordance with such Bank's percentage share of outstanding Tranche B Term Loans.

         6.2.  FUNDS FOR PAYMENTS.

                  6.2.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Banks and the Administrative Agent, at the Administrative Agent's Head Office or at such other location that the Administrative Agent may from time to time designate, in each case in immediately available funds.

                  6.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  6.2.3. WITHHOLDING TAX EXEMPTION. Each Bank that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form), in either case certifying whether such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United State Federal income taxes or, if such Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under
         Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Bank delivers a Form W-8, a certificate representing that such Non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non U.S. Bank claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents.

         6.3. COMPUTATIONS. All computations of interest on the Loans and of commitment, Letter of Credit and other fees, other than interest calculations on Base Rate Loans, shall be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest on Base Rate Loans shall be based on a 365-day or 366-day year, as the case may be, for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

         6.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Majority Banks determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

         6.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 6.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         6.6. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives or instructions at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Administrative Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Administrative Agent under this Credit Agreement or the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank or the Administrative Agent, or

                  (d) impose on any Bank or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or to the Administrative Agent hereunder on account of such Bank's Commitment or Notes, any Letter of Credit or any of the Loans, or

                           (iii) to require such Bank or the Administrative
                  Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Administrative Agent such additional amounts as will be sufficient to compensate such Bank or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. Each Bank agrees promptly to notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank made in good faith, be otherwise disadvantageous to such Bank.

         6.7.  CAPITAL ADEQUACY.

         If after the date hereof any Bank determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or any corporation controlling such Bank with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's commitment with respect to any Loans or Letters of Credit to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the

Borrower agrees to pay such Bank for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank of a certificate in accordance with Section 6.8 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section 6.6 or 6.7 above and a brief explanation of such amounts which are due, submitted by any Bank or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         6.9. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of the Term Loan pursuant to Section 3.3.2 above) or a Conversion Request relating thereto in accordance with Section 2.4 above or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.10. INTEREST AFTER DEFAULT. During the continuance of a Default or an Event of Default (a) under Section 14.1(a), 14.1(b), 14.1(c) (with respect only to Section 11 hereof), 14.1(g) or 14.1(h) hereof and (b) under any other subsection of Section 14.1 upon the request of the Majority Banks, the principal of the Loans and (to the extent permitted by applicable law) interest and all other amounts payable hereunder or under any of the other Loan Documents shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Banks pursuant to
Section 27 below, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such amounts (the "Default Rate"); provided, that, in the case of a Default or an Event of Default under
Section 14.1(c) hereof with respect to Section 11 hereof for a particular fiscal quarter, if, the financial statements furnished to the Banks pursuant to Section
9.4 hereof indicate that such Default or Event of Default does not exist as at the end of any subsequent fiscal quarter then commencing with the first day following the end of such subsequent fiscal quarter the Default Rate shall no longer apply to such amounts.

                           7. SECURITY AND GUARANTIES.

         7.1. SECURITY OF BORROWER. The Obligations shall be secured by (a) a pledge of and perfected first-priority lien on all of the issued and outstanding shares of the capital stock of each of the Borrower's direct Subsidiaries, other than Excluded Subsidiaries, (b) a perfected first-priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets and properties (both personal and real) of the Borrower, whether now owned or hereafter acquired, (c) an assignment of all insurance policies concerning the business, assets and properties of the Borrower, and (d) an assignment of all of the Borrower's rights and interests in, to and under (i) each Station lease and Station tower lease to which the Borrower is a party, and
(ii) each contract and agreement entered into by the Borrower in connection with the transactions contemplated by Section 10.5 hereof, pursuant to the terms of the Security Documents to which the Borrower is a party.

         7.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Borrower's Subsidiaries, other than Excluded Subsidiaries, under the Guaranty shall be in turn secured by (a) a pledge of and perfected first-priority lien on all of the issued and outstanding shares of the capital stock of each indirect Subsidiary, other than Excluded Subsidiaries, of the Borrower, (b) a perfected first-priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets and properties (both personal and real) of each such Subsidiary, whether now owned or hereafter acquired, and (c) an assignment of each such Subsidiary's rights and interests in, to and under each (A) Station lease and Station tower lease to which each such Subsidiary is a party and (B) contract and agreement entered into by each such Subsidiary in connection with the transactions contemplated by Section 10.5 hereof, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

                       8. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Administrative Agent as follows:

         8.1.  CORPORATE AUTHORITY.

                  8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries, (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries.

                  8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

                  8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority, including the FCC, other than those already obtained.

         8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.3(a) hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets which are not integral to the operations of the Existing

Stations as such Stations are operated immediately prior to the Balance Sheet Date and which have been sold or otherwise disposed of in the ordinary course of business since that date or property and assets which have been replaced since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Except as listed on Schedule 8.3(b) hereto, none of the Borrower or any of its Subsidiaries owns any Real Estate. Except as listed on Schedule 8.3(c) hereto, none of the Borrower or any of its Subsidiaries is party to any lease concerning Real Estate (including any studio or tower leases relating to any Station). None of the leases listed on Schedule 8.3(c) have been recorded in the land records of any jurisdiction or in any other office of any governmental authority.

         8.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

                  8.4.1. FINANCIAL STATEMENTS. There has been furnished to the Banks the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as at the Balance Sheet Date, and the related, similarly adjusted, consolidated and consolidating statements of income and cash flow for the fiscal year then ended, each, in the case of consolidated financial statements, certified by both the Borrower's independent certified public accountants and an authorized officer of the Borrower. Such balance sheets and statements of income and cash flow have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries, as at the close of business on the date thereof and the results of operations for the fiscal periods then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries, as of the Closing Date involving material amounts, known to any officer of the Borrower or of any of its Subsidiaries not disclosed in the balance sheet dated the Balance Sheet Date and the related notes thereto other than contingent liabilities disclosed to the Banks in writing.

                  8.4.2. PROJECTIONS. The projections, dated August 18, 2000 of the annual operating budgets and operating cash flow of the Borrower and its Subsidiaries, on a consolidated and consolidating basis, for the 2000 to 2007 fiscal years, copies of which are attached hereto as Exhibit D (the "Projections"), disclose all assumptions made with respect to general economic, financial and market conditions used in formulating the Projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of the Projections. The Projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

         8.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower and any of the Operating Subsidiaries and License Subsidiaries taken as a whole. Since the Balance Sheet Date, the Borrower has not made any Distributions, except as set forth on Schedule 8.5 hereto.

         8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, and trade names, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         8.7. LITIGATION. Except as set forth on Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind, including without limitation any Material Labor Dispute, pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board (including the FCC). None of such actions, suits, proceedings or investigations, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower, or the Borrower, its Subsidiaries or any of the Stations owned or operated by the Borrower or any of its Subsidiaries considered as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement, any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or the Borrower and its Subsidiaries considered as a whole.

         8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties or assets may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or the Borrower and its Subsidiaries considered as a whole. The Obligations of the Borrower and its Subsidiaries arising under this Credit Agreement and the other Loan Documents constitute "Permitted Debt" and "Senior Debt" under and as defined in the Subordinated Note Indenture, and the incurrence of such Obligations will not cause a "Default" or "Event of Default" under and as defined in the Subordinated Note Indenture.

         8.10. TAX STATUS. The Borrower and its Subsidiaries, (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         8.12. INVESTMENT COMPANY AND COMMUNICATIONS ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940. The Borrower and each of its Subsidiaries is in compliance with the Communications Act with regard to alien control or ownership.

         8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries, other than Excluded Subsidiaries, or rights thereunder.

         8.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Collateral owned by each of the Borrower and its Subsidiaries is free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         8.15. CERTAIN TRANSACTIONS. Except for Investments permitted under
Section 10.3, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries, other than for services as employees, officers and directors, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         8.16.  EMPLOYEE BENEFIT PLANS.

                  8.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Administrative Agents the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                  8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                  8.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         Section 4201 of ERISA or as a result of a sale of assets described in
         Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         8.17. USE OF PROCEEDS; REGULATIONS U AND X. The proceeds of the Loans shall be used for the purpose of (a) working capital and general corporate purposes, (b) funding Permitted Acquisitions including, without limitation, the Lee Transaction and (c) funding other Investments permitted hereunder. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for an investment in any Subsidiary of the Borrower which is not a party to a Guaranty.

         8.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                  (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter, collectively, "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

                  (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (collectively, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c)      except as set forth on Schedule 8.18 attached hereto:
         (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                  (d) None of the Borrower, its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

         8.19. SUBSIDIARIES, ETC. Set forth on Schedule 8.19 hereto is a list of all Subsidiaries of the Borrower. Except as set forth on Schedule 8.19, the Borrower owns all of the issued and outstanding shares of capital stock of each such Subsidiary, and neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other person. Emmis International Corporation does not lease or own any real property, employ any employees, agents (other than a registered service agent in its respective state of incorporation) or representatives, or own any assets or personal property of any kind or nature.

         8.20. BANK ACCOUNTS. Schedule 8.20 hereto sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries.

         8.21.    LICENSES AND APPROVALS.

                  (a) Each of the Borrower and its Subsidiaries has all requisite power and authority and necessary licenses, permits and approvals, including all FCC Licenses, to hold the FCC Licenses and to own and operate its Stations and to carry on its businesses as now conducted.

                  (b) Set forth in Schedule 8.21 hereto is a complete description of all FCC Licenses of the Borrower and/or its Subsidiaries and the dates on which such FCC Licenses expire. Complete and correct copies of all such FCC licenses have been delivered to the Administrative Agent. Each such FCC License which is necessary to the operation of the business of the Borrower or any of its Subsidiaries is validly issued and in full force and effect. The Borrower and each of its Subsidiaries has fulfilled and performed all of its obligations with respect to each such FCC License. No event has occurred which: (i) has resulted in, or after notice or lapse of time or both would result in, revocation or termination of any FCC License, or (ii) materially and adversely affects or in the future could reasonably be expected to materially adversely affect any of the rights of the Borrower or any of its Subsidiaries thereunder. No license or franchise, other than the FCC Licenses described in Schedule 8.21, is necessary for the operation of the business (including the Stations) of the Borrower or any of its Subsidiaries as now conducted.

                  (c) None of the Borrower or any of its Subsidiaries is a party to or has knowledge of any investigation, notice of violation, order or complaint issued by or before any governmental authority, including the FCC, or of any other proceedings (other than proceedings relating to the radio broadcasting industry generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of the Borrower or any of its Subsidiaries or the business of the Borrower or any of its Subsidiaries. None of the Borrower or any of its Subsidiaries has reason to believe that any of the FCC Licenses described in Schedule
         8.21 will not be renewed in the ordinary course. Each of the Borrower and its Subsidiaries has filed all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses or the activities or business of such Person with respect thereto.

         8.22. MATERIAL AGREEMENTS. Schedule 8.22 hereto accurately and completely lists all agreements among the Borrower and its Subsidiaries (including all agreements between the License Subsidiaries and the Operating Subsidiaries) and all material radio or television network affiliation, programming, engineering, consulting, management, employment and related agreements of the Borrower and its Subsidiaries, if any, which are presently in effect in connection with the conduct of the business of the Borrower or any of its Subsidiaries, including without limitation the operation of any Station by the Borrower or any Subsidiary of the borrower. All of the foregoing agreements are valid, subsisting and in full force and effect and none of the Borrower, any of its Subsidiaries or, to the Borrower's best knowledge, any other Person are in material default thereunder. Copies of all such agreements have been furnished to the Agents.

         9.       AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, until all of the Obligations have been irrevocably paid and satisfied in full, and so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans, or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

         9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees and all other fees and amounts provided for in this Credit Agreement, all in accordance with the terms of this Credit Agreement and the other Loan Documents.

         9.2. MAINTENANCE OF OFFICE. The Borrower will and will cause each of its Subsidiaries (other than Excluded Subsidiaries and License Subsidiaries) to maintain its chief executive office in Indianapolis, Indiana, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

         9.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Banks:

                  (a) as soon as practicable, but in any event not later than one hundred and twenty (120) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, and the consolidating balance sheets of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and, in the case of all consolidated statements, certified without qualification by Arthur Andersen LLP or Katz Sapper & Miller or by other independent certified public accountants satisfactory to the Agents, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending August 31, 2000, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's and Subsidiaries', fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries, on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit E hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in
         Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date; and simultaneously with the delivery of the fiscal year-end financial statements referred to in subsection (a) above, a detailed statement of operating expenses incurred by Emmis International Corporation for such fiscal year in form and substance satisfactory to the Administrative Agent and certified by the principal financial or accounting officer of the Borrower;

                  (d) promptly upon completion thereof and in any event no later than thirty (30) days after the beginning of each fiscal year of the Borrower, the Borrower's annual operating budget in the form of consolidated and consolidating (on a Station-by-Station basis) financial projections for each such fiscal year prepared on a quarterly basis and setting forth projected operating results for each quarter in such fiscal year and for the fiscal year as a whole, including projections of operating cash flow, together with a statement of reasonable assumptions made by the Borrower in preparing such budgets and projections and explanations attached thereto;

                  (e) contemporaneously with the filing or mailing thereof, copies (i) of all material of a financial nature filed with the Securities and Exchange Commission (including any registration statements) or sent to the stockholders of the Borrower and (ii) any periodic or special reports of a material nature filed with the FCC and relating to any Station owned or operated by the Borrower or any of its Subsidiaries;

                  (f) from time to time upon the request therefor of the Agents, projections of the Borrower and its Subsidiaries, updating the Projections or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 9.4(f);

                  (g) from time to time such other financial data and information (including accountants' management letters) as the Administrative Agent or any Bank may reasonably request; and

                  (h) promptly upon their becoming available, copies of all annual appraisals of the then current business value of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, conducted, commissioned or received by the Borrower, whether prepared by an independent appraiser or otherwise.

         9.5.     NOTICES.

                  9.5.1. DEFAULTS. The Borrower will promptly notify the Administrative Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Banks and the Administrative Agent, describing the notice or action and the nature of the claimed default.

                  9.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Administrative Agent (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the business, assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Administrative Agent's security interests pursuant to the Security Documents.

                  9.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agents in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

                  9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation or proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries, or on any of such Person's material assets or properties, and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the

         Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $250,000.

         9.6. CORPORATE EXISTENCE; BUSINESS ACTIVITY; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will make or cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (c) will, and will cause each of its Subsidiaries (other than the License Subsidiaries) to, continue to engage primarily in the radio and television broadcasting and/or magazine publishing businesses now conducted by each of them and in related businesses, (d) will cause each of its License Subsidiaries to engage solely in the business of holding the FCC Licenses necessary for the Operating Subsidiaries to operate the Stations operated by each of them and (e) will, and will cause each of its Subsidiaries to, obtain, maintain, preserve, renew, extend and keep in full force and effect all permits, rights, licenses, franchises, authorizations patents, trademarks, copyrights and privileges necessary for the proper conduct of its business, including FCC Licenses; provided that nothing in this Section
9.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and does not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, on a consolidated basis.

         9.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements and written by such companies as may be satisfactory to the Administrative Agent, and to maintain business interruption insurance in form satisfactory in all respects to the Banks and the Administrative Agent and in an amount with respect to each Station owned by the Borrower or any of its Subsidiaries equal to 20% of the operating cash flow of such Station for the previous fiscal year, subject to a maximum of $700,000 for KPWR-FM, Los Angeles, California for business interruption caused by earthquake; provided that, (a) in no event will the deductible amount in respect of any covered loss exceed an amount which is usual and customary for similar businesses engaged in similar activities. All policies of insurance shall be payable to the Administrative Agent as loss payee and additional insured for the benefit of the Administrative Agent and the Lenders and shall provide for thirty (30) days' minimum cancellation notice to the Administrative Agent. In the event of any failure by the Borrower or any of its Subsidiaries to provide and maintain insurance as required herein or in the Security Documents to which such Person is a party, the Administrative Agent may, after notice to the Borrower to such effect, provide such insurance and charge the amount thereof to the Borrower and the Borrower hereby promises to pay to the Administrative Agent on demand the amount of any disbursements made by the Administrative Agent for such purpose. Within ninety (90) days of the end of each fiscal year of the Borrower, the Borrower shall furnish to the Administrative Agent certificates or other evidence satisfactory to the Administrative Agent of compliance with the foregoing provisions. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

         9.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.9.     INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  9.9.1. GENERAL. The Borrower shall permit the Banks, through the Administrative Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the

         Borrower or any of its Subsidiaries to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Bank may reasonably request.

                  9.9.2. APPRAISALS. If an Event of Default under Section 14.1(a) or (b) hereof shall have occurred and be continuing, upon the request of the Administrative Agent, the Borrower will obtain and deliver to the Administrative Agent appraisal reports in form and substance and from appraisers satisfactory to the Administrative Agent, stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and any Station and (b) the then current business value of each of the Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower.

                  9.9.3. ENVIRONMENTAL ASSESSMENTS. Whether or not an Event of Default shall have occurred, the Administrative Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm
         (a) whether any Hazardous Substances are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws; provided, that such assessments shall be conducted only if in the reasonable judgment of the Administrative Agent or of the Majority Banks there is a basis for believing any such environmental problems may exist. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

                  9.9.4. COMMUNICATION WITH ACCOUNTANTS. The Borrower authorizes the Administrative Agent and, if accompanied or authorized by the Administrative Agent, any of the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.4.

         9.10.    COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and the Communications Act, unless failure to comply would not result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or the Borrower and its Subsidiaries, taken as a whole, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be subject or bound and (iv) all applicable decrees, orders, and judgments, unless failure to comply therewith would not result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or the Borrower and its Subsidiaries, taken as a whole. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, (i) operate its Stations in all material respects in accordance with and in compliance with the Communications Act, (ii) file in a timely manner all necessary applications for renewal of all FCC Licenses that are material to the operations of its Stations, (iii) use its best efforts to defend any proceedings which could result in the termination, forfeiture or non-renewal of any FCC License, and (iv) promptly furnish or cause to be furnished to the Administrative Agents:
         (A) a copy of any order or notice of the FCC which designates any of the Borrower's or any of its Subsidiaries' FCC Licenses for a hearing or which refuses renewal or extension thereof, or reverses or suspends its or any of its Subsidiaries' authority to operate a Station, (B) a copy of any competing application filed with respect to any of its franchises, licenses (including FCC

         Licenses), rights, permits, consents or other authorizations pursuant to which the Borrower or any of the Borrower's Subsidiaries operates any Station, (C) a copy of any citation, notice of violation or order to show cause issued by the FCC in relation to any of the Borrower's or any of its Subsidiaries' Stations and (D) a copy of any notice or application by the Borrower or any of its Subsidiaries requesting authority to cease broadcasting on any Station or to cease operating any Station for any period in excess of five (5) days.

         9.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for the purposes specified in Section 8.17 above.

         9.13. ADDITIONAL COLLATERAL. The Borrower will, and will cause each of its Subsidiaries, other than Excluded Subsidiaries, to, from time to time at its own cost and expense, promptly secure or cause to be secured the Obligations by creating or causing to be created in favor of the Administrative Agent for the benefit of the Banks perfected security interests (subject only to Permitted Liens) with respect to all inventory, receivables, equipment, accounts, copyrights, patents, trademarks, licenses, other general intangibles, real property and other assets of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, now owned or hereafter acquired, to the extent the Administrative Agent shall so request. All such security interests will be created under security agreements, mortgages and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the Borrower shall deliver to the Administrative Agent all such instruments and documents (including, without limitation, legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence the satisfaction of the obligations created by this Section 9.13. The Borrower agrees to provide such evidence as the Administrative Agent shall request as to the perfection and priority of such security interests (subject only to Liens permitted by the Security Documents).

         9.14. INTEREST RATE PROTECTION. The Borrower shall enter into and maintain in full force and effect prior to July 16, 2001 while any Loans are outstanding or any Commitment remains in effect, on terms and conditions satisfactory to the Agents, agreements and arrangements ("Interest Rate Protection Agreements") as shall be necessary to effectively cap or fix the interest cost to the Borrower with respect to (a) at any time prior to July 16, 2001 when the Total Leverage Ratio, determined as at the last day of the period of four (4) consecutive fiscal quarters most recently ended, equals or exceeds 5.00:1.00, not less than fifty percent (50%) of the amount equal to Total Funded Debt (excluding at all times prior to April 1, 2001 the Tranche B Term Loan) as of the last day of such four (4) quarter period less the Maximum Drawing Amount available under Letters of Credit outstanding during such period and (b) at any time prior to July 16, 2001 when the Total Leverage Ratio, determined as at the last day of the period of four (4) consecutive fiscal quarters most recently ended, is less than 5.00:1.00, not less than twenty-five percent (25%) of the amount equal to Total Funded Debt (excluding at all times prior to April 1, 2001 the Tranche B Term Loan) as of the last day of such four (4) quarter period less the Maximum Drawing Amount available under Letters of Credit outstanding during such period.

         9.15. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Administrative Agent and execute such further instruments and documents as the Banks or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         10.      CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that until all of the Obligations have been irrevocably paid and satisfied in full, and, so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans, or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

         10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries, other than Excluded Subsidiaries, to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Administrative Agent arising under any of the Loan Documents;

                  (b) current liabilities of the Borrower or such Subsidiary (including under any operating leases and studio and tower leases) incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and (except in the case of the License Subsidiaries) claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.8 hereof;

                  (d) Indebtedness in respect of (i) judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary (as the case may be) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, (ii) final judgments against the Borrower or any of its Subsidiaries that in the aggregate do not exceed $1,000,000 and (iii) claims which are currently being contested in good faith by appropriate proceedings if adequate reserve shall have been set aside with respect thereto;

                  (e) endorsements for collection, deposit or negotiation other than by any License Subsidiary and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) obligations (other than obligations of any License Subsidiary) under Capitalized Leases not exceeding $10,000,000 in aggregate amount at any time outstanding;

                  (g) additional Indebtedness incurred after the Closing Date in connection with the acquisition of any real or personal property by the Borrower or any Subsidiary of the Borrower (other than any License Subsidiary) after the Closing Date; provided that, the aggregate principal amount of such additional Indebtedness of the Borrower and its Subsidiaries, collectively, shall not exceed (A) the aggregate amount of $6,000,000 at any one time and (B) the lesser of the purchase price for such property or the fair market value of such property at the time of such acquisition;

                  (h) Indebtedness existing on the Closing Date and listed and described on Schedule 10.1 hereto;

                  (i) Indebtedness of a Subsidiary of the Borrower owing to the Borrower or to any wholly-owned Subsidiary, other than Excluded Subsidiaries, of the Borrower;

                  (j) Indebtedness in respect of interest rate protection Agreements entered into pursuant to Section 9.14 above;

                  (k) unsecured Indebtedness in the aggregate principal amount of $300,000,000 evidenced by the Subordinated Notes and guaranteed by certain Subsidiaries of the Borrower which guarantees are junior and subordinated to the obligations of the Subsidiaries (other than the Excluded Subsidiaries) under the Guaranty on the same basis and to the same extent as the Indebtedness evidenced by the Subordinated Notes is subordinated to the Obligations; provided, that the Surplus Proceeds are applied pursuant to Section 4.3(e) of this Credit Agreement;

                  (l) Indebtedness of the Borrower (exclusive of Indebtedness incurred in connection with the Subordinated Notes issued in February of 1999), in an aggregate amount not to exceed $250,000,000; provided that (i) such Indebtedness is unsecured and fully subordinated, on terms satisfactory to the Agents and the Majority Banks, to the Obligations and the Agents' and the Banks' rights hereunder and under the other Loan Documents and is subject to terms and conditions which are in the judgement of the Agents and the Majority Banks, less restrictive to the Borrower and its Subsidiaries than are the terms set forth herein and in the other Loan Documents,
         (ii) no Default or Event of Default has occurred and is continuing immediately prior to the incurrence thereof and no Default or Event of Default will result therefrom, and (iii) the proceeds of such Indebtedness are applied pursuant to Section 4.3(d) of this Credit Agreement;

                  (m) other Indebtedness, contingent or otherwise, in an aggregate amount outstanding at any one time not to exceed $10,000,000.

         10.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries, other than Excluded Subsidiaries, to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                           (i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                           (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                           (iii) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 10.1(d) hereof;

                           (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue; provided that, such liens are being contested in good faith and by appropriate proceedings;

                           (v) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                           (vi) liens existing on the Closing Date and listed on Schedule 10.2 hereto;

                           (vii) liens on assets subject to a Capital Lease permitted under Section 10.1(f) hereof; purchase money security interests in or purchase money mortgages on real or personal property acquired after the Closing Date (other than Mortgaged Properties) to secure purchase money Indebtedness of the type and amount permitted by Section 10.1(g) hereof, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                           (viii) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto; and

                           (ix) liens in favor of the Administrative Agent for the benefit of the Banks and the Administrative Agent under the Loan Documents.

         10.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries, other than Excluded Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" as rated by Moody's Investors Services, Inc., and not less than "A 1" as rated by Standard and Poor's;

                  (d) Investments existing on February 12, 1999 and listed on Schedule 10.3 hereto, including the Investments described elsewhere in this Section 10.3 and existing on February 12, 1999;

                  (e) subject to the limitations set forth in Section 10.3(l) hereof, Investments with respect to Indebtedness incurred by a Subsidiary (other than an Excluded Subsidiary) to the extent permitted by Section 10.1(i) so long as such entities remain Subsidiaries (other than Excluded Subsidiaries) of the Borrower;

                  (f) Investments consisting of the Guaranty or, so long as such entities remain Subsidiaries of the Borrower, Investments by the Borrower or by a Subsidiary of the Borrower, in wholly-owned direct or indirect Subsidiaries, other than Excluded Subsidiaries, of the Borrower existing on the Closing Date;

                  (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5 below;

                  (h) Investments (in addition to those permitted pursuant to clause (j) below) consisting of loans and advances to executive officers and employees of the Borrower or its Subsidiaries for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,000,000 in the aggregate at any time outstanding;

                  (i) Investments by the Borrower or a Subsidiary of Borrower in non-broadcasting businesses not to exceed $15,000,000 in the aggregate at any time outstanding;

                  (j) Investments on terms and conditions acceptable to the Banks, consisting of loans to executive officers of the Borrower not to exceed the aggregate principal amount of $2,000,000 plus any accrued interest thereon at any time outstanding; provided that, prior to making any such Investment, the Total Leverage Ratio, determined as at the last day of the most recently ended fiscal quarter, is less than 5.50:1.00 and no Event of Default is then continuing;

                  (k) Investments by the Borrower or a Subsidiary of the Borrower in Subsidiaries (other than Excluded Subsidiaries) formed for the purpose of consummating Permitted Acquisitions;

                  (l) additional Investments by the Borrower and any of its Subsidiaries, in broadcasting businesses not to exceed $50,000,000 in aggregate amount at any time outstanding; provided that (unless such Investment is an Excluded Subsidiary) the Administrative Agent has received a pledge of all of the issued and outstanding shares of capital stock of each such Subsidiary and a first-priority security interest in all of the assets and properties of each such Subsidiary prior thereto;

                  (m) Investments by the Borrower in Emmis International Corporation, which Investments shall be limited to (i) Investments in an amount not to exceed the amount of operating expenses incurred by Emmis International Corporation; provided that, the Borrower delivers to each of the Banks on an annual basis, a detailed statement of the operating expenses incurred by Emmis International Corporation as required by Section 9.4(c) above, and (ii) Investments used to finance Investments by Emmis International Corporation in an amount not to exceed the aggregate amount of Investments permitted by Section 10.3(l) above;

                  (n) Investments made after the July 16, 1998 of a character not described under (a) through (n) of this Section 10.3 in an aggregate amount not exceeding $10,000,000 at any time; and

provided, however, that, with the exception of Investments referred to in Sections 10.3(a), (b), (c), (d) (other than Emmis Meadowlands Corporation's limited partnership interest in Ten Fifty Limited Partnership, Mediatex Development Corporation's limited partnership interest in Waterloo II Limited Partnership and, to the extent evidenced by an instrument, loans to Jeffrey Smulyan), (e) (if such Investments under subsection (e) are not evidenced by an instrument), (h), (l) (to the extent not required by the terms of such clause),
(m)(i), (m)(ii) to the extent not required by the terms of clause (l) of this
Section 10.3 and (n) above, such Investments will be considered Investments permitted by this Section 10.3 only if all actions have been taken to the satisfaction of the Administrative Agent to provide to the Administrative Agent, for the benefit of the Banks and the Administrative Agent, a first-priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

         10.4. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any Subsidiary to make any Restricted Payments other than (a) Restricted Payments by any Subsidiary of the borrower to the Borrower or to any other wholly-owned direct or indirect Subsidiary of the borrower, other than an Excluded Subsidiary, (b) payments by the Borrower to its employees pursuant to its profit sharing plan, as in effect on the Closing Date, of cash in exchange for fractional shares of the Borrower's Common Stock, (c) so long as no Default or Event of Default has occurred or is continuing or would occur as a result thereof, payments by the Borrower in an aggregate amount not to exceed $25,000,000 to repurchase shares of the borrower's Common Stock, (d) so long as no Default or Event of Default has occurred or is continuing or would occur as a result thereof, scheduled payments of interest by the Borrower on subordinated Indebtedness permitted by Sections 10.1(k) and 10.1(l) above, and (e) so long as no Default or Event of Default has occurred or is continuing or would occur as a result thereof, the declaration or payment of any scheduled dividend on the preferred stock issued by the Borrower as part of the Secondary Equity Offering.

         10.5. MERGERS, ACQUISITIONS, DISPOSITIONS OF ASSETS. Except as permitted by Section 10.3 above, the Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any acquisition or Sale of assets or enter into any local market agreement or time brokerage agreement except:

                  (a) the merger or consolidation of two or more wholly-owned direct or indirect Subsidiaries of the Borrower;

                  (b) the acquisition of assets (other than Station Acquisitions), the disposition of assets (other than Stations or Subsidiaries), and the disposition of items of obsolete equipment which are not material to the operation of the business of the Borrower or its Subsidiaries, in each case in the ordinary course of business consistent with past practices;

                  (c) other than as permitted pursuant to Section 10.5(d), any Station Acquisition (including through a simultaneous exchange of Stations of the type permitted by Section 10.5(f) below) on or after the Closing Date; provided that, (i) either the Total Leverage Ratio, as at the last day of the period of four (4) consecutive fiscal quarters most recently ended prior to such Station Acquisition and after giving pro forma effect to such Station Acquisition, is less than or equal to 5.50:1.00, or the Majority Banks shall have given their prior written consent to such Station Acquisition, (ii) with respect to any acquisition of one or more radio Stations, either seventy-five percent (75%) or more of the cash flow from the radio Stations so acquired as part of such Station Acquisition is by radio Stations in one of the top 50 "areas of dominant influence" as determined by Arbitron Rating Company, or the Majority Banks shall have given their prior written consent to such Station Acquisition; and with respect to any acquisition of one or more television Stations, either seventy-five percent (75%) or more of the cash flow from the television Stations so acquired as part of such Station Acquisition is generated by television Stations in one of the Top 100 "DMA" markets as determined by Neilson Rating Agency, or the Majority Banks shall have given their prior written consent to such Stations Acquisition, (iii) no Default or Event of Default has occurred and is continuing immediately prior to such acquisition or would result therefrom, (iv) the Borrower has delivered to each of the Banks and the Administrative Agent such financial projections as shall be necessary, in the judgment of the Agents, to demonstrate that, after giving effect to such Station Acquisition, all covenants contained herein will be satisfied on a pro forma basis and that the Borrower's ability to satisfy its payment obligations hereunder and under the other Loan Documents will not be impaired in any way, (v) such Station Acquisition is consummated by a Subsidiary of the Borrower (other than an Excluded Subsidiary), whose stock shall have been pledged to the Administrative Agent, any FCC Licenses acquired in the Station Acquisition shall be held in a separate Subsidiary of the Borrower (other than an Excluded Subsidiary) whose shares shall have been pledged to the Administrative Agent and such Subsidiaries shall have executed and delivered a guaranty of the Obligations in favor of the Banks and the Administrative Agent substantially in the form of the Guaranty, (vi) all acquired assets and properties (both personal and real) have been pledged in favor of, or assigned to (as applicable), the Administrative

         Agent as security for the irrevocable payment and performance in full of the Obligations pursuant to documentation satisfactory to the Administrative Agent and all filings or other actions which the Administrative Agent deems necessary or advisable to create a first-priority lien in such assets and properties in favor of the Administrative Agent have been made or taken, (vii) all of the Borrower's and/or its Subsidiaries' (as the case may be) rights and interests in, to and under each contract and agreement entered into by any such Person in connection with such Station Acquisition have been assigned to the Administrative Agent as additional security for the irrevocable payment and performance in full of the Obligations, pursuant to Collateral Assignment of Contracts in form and substance satisfactory to the Banks and the Administrative Agent, and (viii) the Borrower has delivered to the Administrative Agent a duly executed certificate substantially in the form of Exhibit G hereto;

                  (d) the Hearst-Argyle Transaction, the Lee Transaction, the Sinclair Broadcast Group Transaction and the Bonneville Transaction; provided that, (i) no Default or Event of Default has occurred and is continuing immediately prior to each such Transaction or the Lee Transaction, as applicable or would result therefrom, (ii) the Borrower has demonstrated to the Agents' satisfaction that after giving effect to each such Transaction and the Lee Transaction, as applicable all covenants contained herein will be satisfied on a pro forma basis and that the borrower's ability to satisfy its payment obligations hereunder and under the other Loan Documents will not be impaired in any way, and (iii) each of the conditions specified in Sections 12 and 13 hereof and each of the conditions specified in
         Schedule 10.5(d) hereof (as applicable to such relevant Transaction) shall have been satisfied;

                  (e) the Sale of any Station (including through a simultaneous exchange of Stations of the type permitted by Section 10.5(f) below) after the Closing Date; provided that, (i) the Net Proceeds from such Sale shall be applied to prepay the Loans pursuant to Section 4.3(c) hereof, (ii) either (A) if the broadcast cash flow of such Station for the previous four (4) consecutive fiscal quarters plus the aggregate broadcast cash flow of all other Stations disposed of by the Borrower (including through a simultaneous exchange of Stations) during such period (collectively, the "Stations' Cash
         Flow"), does not exceed twenty percent (20%) of the Consolidated Broadcast Cash Flow of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, for such period, the Majority Banks shall have given their prior written consent to such Sale, or (B) if the Stations' Cash Flow exceeds twenty percent (20%) of the Consolidated Broadcast Cash Flow of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, for the previous four (4) consecutive fiscal quarters, the Super Majority Banks shall have given their prior written consent to such Sale, and (iii) such Sale is pursuant to an arm's length transaction for fair market value with a Person who is not an Affiliate of the Borrower;

                  (f) other than as permitted pursuant to Section 10.5(d), the exchange of any Station owned by the borrower or any of its Subsidiaries for another Station or Stations owned by a Person who is not an Affiliate of the borrower; provided that (i) no Default or Event of Default has occurred and is continuing immediately prior to such exchange or would result therefrom, (ii) the Borrower has demonstrated to the Agents' satisfaction that after giving effect to such exchange all covenants contained herein will be satisfied on a pro forma basis and that the Borrower's ability to satisfy its payment obligations hereunder and under the other Loan Documents will not be impaired in any way, (iii) such exchange is pursuant to an arm's-length transaction for fair market value, (iv) the Total Leverage Ratio, determined as at the last day of the period of four (4) consecutive the fiscal quarters most recently ended prior to such exchange, does not exceed 5.50:1.00, and (v) either (A) if the Stations' cash flow does not exceed twenty percent (20%) of the Consolidated Broadcast Cash Flow of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, for the previous four (4) consecutive fiscal quarters, the Majority Banks shall have given their prior written consent to such exchange, or (B) if the Stations' cash flow exceeds twenty percent (20%) of the Consolidated Broadcast Cash Flow of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, for the previous four (4) consecutive fiscal quarters, the Super Majority Banks shall have given their prior written consent to such exchange;

                  (g) Any so-called "local market agreement" or "time brokerage agreement" or any other agreement or arrangement pursuant to which the Borrower or any of its Subsidiaries purchases broadcast time on any other station (other than any Station owned by the Borrower or any of its Subsidiaries) for the purpose of programming such broadcast time; provided that, (i) no Default or Event of Default has occurred and is continuing immediately prior to the effectiveness of such agreement or arrangement, and no Default or Event of Default would result from such agreement or arrangement, (ii) the aggregate amount of payments required by the Borrower and its Subsidiaries under all such agreements and arrangements shall not exceed $10,000,000 during any fiscal year, and (iii) all of the Borrower's and/or its Subsidiaries' (as the case may be) rights and interests in, to and under each such agreement and arrangement have been assigned to the Administrative Agent as security for the irrevocable payment and performance in full of the Obligations, pursuant to Collateral Assignments of Contracts in form and substance satisfactory to the Banks and the Managing Agent; provided further that, if any such agreement or arrangement contemplates a Station Acquisition, such Station Acquisition must satisfy the provisions of Section 10.5(c) above or in the case of the Lee Transaction or the Transactions, Section 10.5(d) above;

                  (h) any Related Media Acquisition after July 16, 1998; provided that (i) the aggregate amount paid by the Borrower and its Subsidiaries for all Related Media Acquisitions shall not exceed $75,000,000 (exclusive of acquisitions permitted under Sections 10.5(c), 10.5(d) above) unless the Total Leverage Ratio, as at the last day of the period of four (4) consecutive fiscal quarters most recently ended prior to such Related Media Acquisition and after giving pro forma effect to such Related Media Acquisition, is less than 5.50:1.00, in which case the aggregate amount permitted to be paid by the Borrower and its Subsidiaries for all Related Media Acquisitions shall increase to $100,000,000 (exclusive of acquisitions permitted under Sections 10.5(c) and 10.5(d) above), (ii) no Default or Event of Default has occurred and is continuing immediately prior to such acquisition or would result therefrom, (iii) the Borrower has delivered to each of the Banks and the Administrative Agent such financial projections as shall be necessary, in the judgment of the Administrative Agent, to demonstrate that, after giving effect to such Related Media Acquisition, all covenants contained herein will be satisfied on a pro forma basis and that the Borrower's ability to satisfy its payment obligations hereunder and under the other Loan Documents will not be impaired in any way, (iv) such Related Media Acquisition is consummated by a Subsidiary of the Borrower (other than an Excluded Subsidiary), whose stock shall have been pledged to the Administrative Agent, any FCC Licenses acquired in such Related Media Acquisition shall be held in a separate Subsidiary of the Borrower (other than an Excluded Subsidiary) whose shares shall have been pledged to the Administrative Agent and such Subsidiaries shall have executed and delivered a guaranty of the Obligations in favor of the Banks and the Administrative Agent substantially in the form of the Guaranty, (v) all acquired assets and properties (both personal and real) have been pledged in favor of, or assigned to (as applicable), the Administrative Agent as security for the irrevocable payment and performance in full of the Obligations pursuant to documentation satisfactory to the Administrative Agent and all filings or other actions which the Administrative Agent deems necessary or advisable to create a first-priority lien in such assets and properties in favor of the Administrative Agent have been made or taken, (vi) all of the Borrower's and/or its Subsidiaries' (as the case may be) rights and interests in, to and under each contract and agreement entered into by any such Person in connection with such Related Media

         Acquisition have been assigned to the Administrative Agent as additional security for the irrevocable payment and performance in full of the Obligations, pursuant to Collateral Assignment of Contracts in form and substance satisfactory to the Banks and the Administrative Agent, and (vii) the Borrower has delivered to the Administrative Agent a duly executed certificate substantially in the form of Exhibit G hereto; and

                  (i)      the dissolution of Emmis Pledge Corporation.

         10.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

         10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

         10.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Sections 302(f) or 4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         10.9. SUBSIDIARY DISTRIBUTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement or otherwise become subject to any restriction or requirement which has the effect of prohibiting or limiting any Subsidiary's ability to (a) make Distributions to the Borrower, (b) pay any Indebtedness owed to the Borrower or the Borrower's other Subsidiaries (other than an Excluded Subsidiary), (c) make loans or advances to the Borrower or the Borrower's other Subsidiaries (other than an Excluded Subsidiary), or (d) transfer any of its properties or assets to the Borrower or the Borrower's other Subsidiaries (other than an Excluded Subsidiary).

         10.10. CONDUCT OF BUSINESS RESTRICTION. Emmis Pledge Corporation shall not conduct any business. Each of Emmis Latin America Broadcasting Corporation and Emmis South America Broadcasting Corporation shall not conduct any business other than business in connection with the ownership of the Excluded Subsidiaries or other assets outside the United States of America.

         10.11. AMENDMENTS TO SUBORDINATED NOTE DOCUMENTS. The Borrower will not amend, modify or change the terms of any Subordinated Note Document if the effect of such amendment is to (a) increase the interest rate on the Subordinated Notes, (b) change the dates upon which payments of principal or interest are due on the Subordinated Notes (other than to extend such dates),
(c) change any default or event of default relating thereto other than to delete or make less restrictive any default provision therein, or add any covenant with respect to any Subordinated Note Document, (d) change the redemption or prepayment provisions of the Subordinated Notes other than to extend the dates therefor or to reduce the premiums payable in connection therewith, (e) grant any security or liens to secure the Subordinated Notes, (f) change any subordination provisions, terms or conditions, or (g) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holders of the Subordinated Notes in a manner adverse to the Borrower, its Subsidiaries, the Agents or the Banks.

                  11.      FINANCIAL COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, until all of the Obligations have been irrevocably paid and satisfied in full, and so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans, or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit hereunder:

         11.1. CONSOLIDATED OPERATING CASH FLOW TO CONSOLIDATED TOTAL INTEREST EXPENSE. The Borrower will not permit the ratio of (a) Consolidated Operating Cash Flow for any period of four (4) consecutive fiscal quarters ending during any period described in the table set forth below to (b) Consolidated Total Interest Expense for such period to be less than the ratio set forth opposite the applicable period in such table:

                    Period                              Ratio
                    ------                              -----

              3/01/00 - 8/31/00                       2.00:1.00
              9/01/00 - 5/31/01                       1.75:1.00
              6/01/01 - 8/31/01                       2.00:1.00
              Thereafter                              2.50:1.00

         11.2. TOTAL LEVERAGE RATIO. The Borrower will not permit the Total Leverage Ratio, determined as at the last day of any fiscal quarter ending on any date or during any period described in the table set forth below, to exceed the ratio set forth opposite such date or period in such table:

                    Period                              Ratio
                    ------                              -----
              3/01/00 - 2/28/01                       6.50:1.00
              3/01/01 - 5/31/01                       6.25:1.00
              6/01/01 - 2/28/02                       6.00:1.00
              Thereafter                              5.00:1.00

         11.3. PRO FORMA FIXED CHARGE COVERAGE RATIO. As at the end of any fiscal quarter ending during any period set forth below, the Borrower will not permit the Pro Forma Fixed Charge Coverage Ratio to be less than the ratio set forth opposite such period in such table:

                    Period                              Ratio
                    ------                              -----
              12/01/99 - 8/31/00                      1.10:1.00
              9/01/00  - 8/31/01                      Not applicable
              Thereafter                              1.10:1.00

         11.4. SENIOR LEVERAGE RATIO. The Borrower will not permit the Senior Leverage Ratio, determined as of the last day of any fiscal quarter ending on any date or during any period described in the table set forth below, to exceed the ratio set forth opposite such date or period in such table:

                    Period                              Ratio
                    ------                              -----

              3/01/00 - 2/28/01                       5.00:1.00
              3/01/01 - 8/31/01                       4.75:1.00
              9/01/01 - 2/28/02                       4.50:1.00
              Thereafter                              3.50:1.00


         11.5. HISTORICAL FIXED CHARGE COVERAGE RATIO. As at the end of any fiscal quarter ending during any period set forth below, the Borrower will not permit the Historical Fixed Charge Coverage Ratio to be less than the ratio set forth opposite such period in such table:

                    Period                              Ratio
                    ------                              -----
              9/01/00 - 8/31/01                       1.25:1.00
              Thereafter                              Not applicable


                             12. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Loans, and the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

         12.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

         12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Administrative Agents shall have received from the Borrower and each Subsidiary of the Borrower, other than any Excluded Subsidiary, a copy of each of (a) its charter or other incorporation documents, certified by the Secretary of State of the jurisdiction of incorporation of such Person, as in effect on such date of certification, and (b) its by-laws, certified by a duly authorized officer of such Person to be true and complete on the Closing Date as in effect on such date.

         12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         12.4. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of its Subsidiaries, other than Excluded Subsidiaries, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary (as the case may be), and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower or such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         12.5. FINANCIAL CONDITION. The Agents shall be satisfied that there has been no adverse change in the financial condition, assets or business operations of the Borrower and its Subsidiaries, other than any Excluded Subsidiary, since the Balance Sheet Date.

         12.6.    VALIDITY OF LIENS.

         (a) The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first-priority (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

         (b) Each owner of equity interests in any of the Borrower's Subsidiaries, other than Excluded Subsidiaries, shall have delivered to the Administrative Agent the certificated securities, if any, to be pledged pursuant to the applicable Pledge Agreement and such certificated securities shall be either endorsed in blank or with stock powers or other appropriate instruments of transfer therefor executed in blank.

         12.7. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrower and its Subsidiaries, other than Excluded Subsidiaries, a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

         12.8. TAXES. The Administrative Agent shall have received evidence of payment of real estate taxes and municipal charges on all Real Estate not delinquent on or before the Closing Date.

         12.9. TITLE INSURANCE. The Administrative Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company except to the extent acceptable to the Administrative Agent), together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Administrative Agent, insuring the interest of the Administrative Agent and each of the Banks as mortgagee under the Mortgages as of the Closing Date.

         12.10. LANDLORD; LESSOR CONSENTS. The Borrower and its Subsidiaries, other than Excluded Subsidiaries, shall have delivered to the Administrative Agent all consents required for the Administrative Agent to receive, as part of the Security Documents, a collateral assignment of each material leasehold of personal property and each material, non-recorded leasehold of real property, and a mortgage of each material, recorded leasehold of real property, together in each case with such estoppel certificates as the Administrative Agent may request.

         12.11. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, naming the Administrative Agent as loss payee and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and Section 9.7 hereof and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         12.12. OPINIONS OF COUNSEL. Each of the Banks and the Administrative Agent shall have received a favorable opinion addressed to the Banks and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Administrative Agent, from:

                  (a) Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower and its Subsidiaries;

                  (b)      the Borrower's associate general counsel;

                  (c) local counsel to the Borrower and its Subsidiaries as applicable; and

                  (d)      FCC counsel to the Borrower and its Subsidiaries.

         12.13. PAYMENT OF FEES. The Borrower shall have paid to the Agents and the Banks (as applicable) all fees, costs, expenses and amounts owing and payable to such Persons on the Closing Date under this Credit Agreement, including the fees specified in the Fee Letter which are to be paid on or before the Closing Date and all fees and expenses of the Agents' Special Counsel and the expenses of the Administrative Agent.

         12.14. ASSIGNMENT AND ACCEPTANCE. Each of the Existing Banks (as defined in the preamble hereto) shall have entered into an Assignment and Acceptance with the Banks, pursuant to which such Existing Bank shall have assigned to the Banks all of its interests, rights and obligations under the Existing Credit Agreement and the "Notes" (as defined in the Existing Credit Agreement) held by it, such that immediately prior to the Closing Date, the Banks shall be the only "Banks" under the Existing Credit Agreement and each of the Banks shall own and have rights to all interests and rights of the other Existing Banks thereunder.

         12.15. DISBURSEMENT INSTRUCTIONS. The Administrative Agent shall have received a notice of borrowing and disbursement instructions from the Borrower with respect to the proceeds of the Loans to be made on the Closing Date.

         12.16.   FCC LICENSES; THIRD PARTY CONSENTS.

                  (a) The Borrower shall have furnished to the Administrative Agent copies of all FCC Licenses necessary for the operation of the business of each of the Borrower and its Subsidiary or necessary for the operation of any Station.

                  (b) The Borrower shall have furnished to the Administrative Agent copies of all agreements pursuant to which the Operating Subsidiaries shall have acquired the rights to use the FCC Licenses held by the License Subsidiaries, which agreements shall be in form and substance satisfactory to the Banks and the Administrative Agent.

                  (c) All other necessary governmental and third party consents to and notices of the transactions contemplated by the Loan Documents shall have been obtained and given, and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

         12.17. ACCOUNTANT'S LETTER. The Administrative Agent shall have received a copy of the letter to the Borrower's accountants pursuant to Section
9.9.4 above.

         12.18. LEE ACQUISITION DOCUMENTS. The Lee Acquisition Documents shall have been executed by the Borrower and each other party thereto and such Lee Acquisition Documents shall have been delivered to the Agents prior to the Closing Date, shall be certified by the Chief Financial Officer or other officer of the Borrower to be true and complete as of the date thereof, shall be in form and substance satisfactory to the Agents and shall be in full force and effect on the Closing Date and no default in respect of performance by any party thereto of such party's obligations thereunder shall have occurred and be continuing and the Agents shall have received evidence satisfactory to them that simultaneously with the Closing Date the Lee Transaction shall be consummated in accordance with the terms of the Lee Acquisition Documents.

                        13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loans, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection herewith or therewith shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or, in the reasonable opinion of the Administrative Agent, would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

         13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident hereto or thereto shall be satisfactory in substance and in form to the Banks and to the Administrative Agent and the Agents' Special Counsel, and the Banks, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligations when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Loans, any fee payable hereunder, or other sums due hereunder, under any of the other Loan Documents or under the Fee Letter, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to comply with any of its covenants contained in Sections 9, 10 or 11 hereof or any of the covenants contained in any of the Mortgages after expiration of any applicable grace period provided for in the Mortgages;

                  (d) the Borrower or any of its Subsidiaries, other than Excluded Subsidiaries, shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

                  (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement, any other Loan Document, any Subordinated Note Document or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, any Interest Rate Protection Agreement or other similar derivative contract of the type described in clause (d) of the definition of Indebtedness, in each case in any amount greater than $250,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in each case in any amount greater than $250,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (g) the Borrower, any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein, or if any involuntary proceeding shall be commenced or an involuntary petition shall be filed against the Borrower or any of its Subsidiaries and such proceeding or petition shall continue undismissed for thirty (30) days;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of its Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) exceeds in the aggregate $250,000;

                  (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens on or in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Administrative Agent and the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (l) the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any Station of the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries);

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit (including any FCC License) now held or hereafter acquired by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

                  (o) the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) having a fair market value in excess of $250,000;

                  (p) at any time, Jeffrey Smulyan shall (i) legally or beneficially own less than 316,950 shares of the common stock of the Borrower, as adjusted pursuant to any stock split, reverse stock split, stock dividend or recapitalization or reclassification of the capital of the Borrower, (ii) cease to own common stock having the right at all times to elect a majority of the Board of Directors of the Borrower or a majority of the Board of Directors of the Borrower shall cease at any time to be comprised of Persons nominated or otherwise approved by Jeffrey Smulyan, or (iii) cease to control the outcome of any vote of the shareholders of the Borrower (except as prohibited by Indiana corporate law to the extent such law requires specific class majorities or unanimity and except with respect to any vote of shareholders to take the Borrower private);

                  (q) the on-the-air broadcasting operations of any Stations owned by the Borrower or any of its Subsidiaries accounting for, in the aggregate, ten percent (10%) or more of the consolidated net operating revenues of the Borrower and its Subsidiaries (i) are interrupted at any time for more than 120 hours during any period of twenty (20) consecutive days and (ii) by the sixtieth day following such period, the Borrower shall not have received the proceeds of business interruption insurance sufficient to cover the aggregate lost operating revenues resulting from such interruption;

                  (r) the commencement of proceedings to suspend, revoke, terminate or substantially and adversely modify any material FCC License of the Borrower, any of its Subsidiaries or of any Stations thereof if such proceeding shall continue uncontested for forty-five
         (45) days or the Banks shall reasonably believe that the result thereof shall be the termination, revocation, or suspension of such FCC License; or the designation of an application for renewal of any such material FCC License for an evidentiary hearing if the Banks shall reasonably believe that the result thereof shall be the termination, revocation or suspension of such FCC License;

                  (s) any default or event of default shall occur under any documents entered into in connection with the Lee Transaction, the Transactions or any Permitted Acquisition, which such default or event of default is likely to have a material adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries;

                  (t) the holders of any part of the Indebtedness described in Sections 10.1(k) or 10.1(l) hereof shall accelerate the maturity of all or any part of such Indebtedness or such Indebtedness shall be prepaid, defeased, redeemed or repurchased in whole or in part or any default shall occur with respect thereto or if the subordination provisions of such Indebtedness are found by any court, or asserted by the trustee in respect of, or any holder of, Subordinated Debt in a judicial proceeding to be, invalid or unenforceable; and

                  (u) at any time, any of the Borrower's Subsidiaries shall provide a guaranty of the Borrower's obligations under the Subordinated Notes if such Subsidiary is not at such time guarantying the Obligations pursuant to the Guaranty or if such guaranty of the Borrowers obligations under the Subordinated Note is not subordinated to such Subsidiary's Obligations under the Guaranty.

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 14.1(g), 14.1(h) or 14.1(t), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Bank. In addition, the Administrative Agent may direct the Borrower by notice in writing to pay (and the Borrower hereby agrees upon receipt of such notice to pay) to the Administrative Agent such additional amounts of cash, to be held as security for all Reimbursement Obligations, equal to the Maximum Drawing Amount of Letters of Credit then outstanding.

         14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Sections 14.1(g), 14.1(h) or 14.1(t) above shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all obligations to make Loans to the Borrower and the Administrative Agent shall be relieved of all obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may, and upon the request of the Majority Banks shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given, such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any such notice is given to the Borrower, the Administrative Agent will forthwith furnish a copy thereof to each of the Banks. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to any of the Banks arising under other agreements or instruments.

         14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of the Loans pursuant to Section 14.1 above, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Administrative Agent or the holder of any Note or the purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral and to support the provision of adequate indemnity to the Administrative Agent against all taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations owing to the Banks, with respect to each type (such as interest, principal, fees and expenses) of Obligation, and Obligations under any interest rate protection agreement with any Bank or any affiliate of any Bank, shall be made among the Banks pro rata in relation to their share of such type of Obligation; and provided, further, that the Administrative Agent may in its sole discretion make proper allowance to take into account any Obligations not then due and payable and to require that cash collateral be set aside in an amount equal to the Maximum Drawing Amount under any or all Letters of Credit then outstanding (for purposes of this Section 14.4(b), Obligations arising under any interest rate protection agreement with any Bank or any affiliate of any Bank and principal with respect to the Loans shall be treated as the same type of Obligation);

                  (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

For purposes of this Section 14.4 only, the term "Obligations" shall include the obligations of the Borrower under the CPF Letter of Credit and such Obligations under the CPF Letter of Credit shall be treated as the same type of Obligation as principal with respect to the Loans.

                                   15. SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness included in the Obligations and owing to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness included in the Obligations and owing to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim in respect of the Obligations owing to such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of Obligations owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations owing to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations owing to it its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENTS.

         16.1.  AUTHORIZATION.

                  (a) The Administrative Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto; provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

                  (b) The relationship between the Administrative Agent and each of the Banks is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Administrative Agent.

         16.2. EMPLOYEES AND AGENTS. The Agents may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agents may utilize the services of such Persons as the Agents in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         16.3. NO LIABILITY. None of the Agents, its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4. NO REPRESENTATIONS. The Agents shall not be responsible (a) for the execution or validity or enforceability of this Credit Agreement, the Notes, any of the other Loan Documents or any instrument at anytime constituting, or intended to constitute, collateral security for the Notes, (b) for the value of any such collateral security, (c) for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, (d) for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, (e) to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes, (f) to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries, or (g) to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any of its Subsidiaries, or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agents have not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         16.5.  PAYMENTS.

                  16.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of
         Section 16 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, and Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

         16.7. INDEMNITY. The Banks ratably in accordance with their outstanding Obligations and Commitment agree hereby to indemnify and hold harmless the Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agents have not been reimbursed by the Borrower as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or any of the Agents' actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agents' willful misconduct or gross negligence.

         16.8. AGENTS AS BANKS. In its individual capacity, each of the Agents shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also an Agent.

         16.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation and shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof (however, the failure to do so shall have no effect on the Banks' rights and the Borrower's obligations hereunder). Any written notice or information that the Administrative Agent receives from the Borrower that is not required to be delivered directly to the other Banks by the Borrower will be promptly delivered to the other Banks by the Administrative Agent.

         16.11. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         16.12. DOCUMENTATION AGENT AND SYNDICATION AGENT. The Documentation Agent and the Syndication Agent and any other agent which may be appointed hereunder shall be entitled to the same protections provided to the Administrative Agent under Sections 16.3, 16.4 and 16.7 hereof and shall not have any right, power, obligation, liability, responsibility or duty under this Credit Agreement or any of the other Loan Documents other than those applicable to all Banks and as otherwise specifically provided for the Documentation Agent, the Syndication Agent or such other agent elsewhere in this Credit Agreement.

                                  17. EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agents or any of the Banks (other than taxes based upon the Agents' or any Bank's gross or net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Agents and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agents' Special Counsel or any local counsel to the Agents incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agents incurred by the Agents in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agents in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agents' relationship with the Borrower or any of its Subsidiaries, and (f) all reasonable fees, expenses and disbursements of any Bank or the Agents incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 17 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

                              18. INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Banks and their respective officers, employees, directors, agents, trustees and Affiliates, including, the officers, employees, directors, agents, or trustees of such Affiliates (each an "Indemnified Party") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (c) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided that the Borrower shall not be liable under this indemnification provision for any losses, claims, damages, costs or expenses incurred by an Indemnified Party which a court of competent jurisdiction has found, in a final, nonappealable order, resulted from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Banks and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of no more than one set of such counsel, as selected by the Majority Banks. If, and to the extent that the obligations of the Borrower under this
Section 18 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this
Section 18 shall survive the payment and satisfaction in full of all Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letters of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of any of its Commitment Percentages for Loans from any Tranche, its Commitment with respect to any Tranche and the same portion of the Loans at the time owing to it) and the Notes and Letter of Credit Participations held by it; provided that (a) unless such Eligible Assignee is a Bank which is already a party hereto or an Affiliate of such a Bank, the Administrative Agent and (so long as no Event of Default has occurred and is then continuing and such assignment is not to any Federal Reserve Bank) the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement with respect to the Loans and Obligations relating to a particular Tranche, (c) each assignment shall be in an amount that is not less than $5,000,000 and in multiples of $1,000,000 thereafter; provided that such minimum amounts shall not apply if such assignment is to a Bank or an Affiliate of a Bank and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in
Section 20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Sections 8.4 and 9.4 above and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement and other Loan Documents are required to be performed by it as a Bank; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         20.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,500; provided, however, that no such fee shall be payable in the case of an assignment to an Affiliate of a Bank; and provided further that, in the case of contemporaneous assignments by a Bank to more than one fund managed by the same investment advisor (which funds are not then Banks hereunder), only a single $3,500 such fee shall be payable for all such contemporaneous assignments).

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this
Section 20.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be canceled and returned to the Borrower.

         20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would (i) reduce the principal of or the interest rate on any Loans or on any Reimbursement Obligations, (ii) extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, (iii) reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled, or (iv) extend any regularly scheduled payment date for principal or interest.

         20.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices, any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section
14.1 or 14.2 hereof, and the determination of the Majority Banks or the Super Majority Banks (as the case may be) shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the

Borrower, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. Such transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 14.1 or 14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks or the Super Majority Banks (as the case may be) shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification in a form which the Administrative Agent reasonably determines to be sufficient under United States tax laws for purposes of evidencing that such assignee is exempt from deduction or withholding of any United States federal income taxes. Anything contained in this Section 20 to the contrary notwithstanding, any Bank may at any time pledge or assign all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         20.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy or telefax and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, Attention: Jeffrey H. Smulyan, Chairman, with a copy to Scott Enright, Esq., Emmis Communications Corporation, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204 and Eric Goodison, Esq., Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to any Bank or the Administrative Agent, at such Bank's or Administrative Agent's address set forth on Schedule 1 hereto, with a copy to Sula R. Fiszman, Esq., Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, or such other address for notice as such party shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21 ABOVE. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27 below.

                            26. WAIVER OF JURY TRIAL.

         Each of the Administrative Agent, the Banks and the Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. The Borrower (a) certifies that no representative, agent or attorney of any Bank or of the Administrative Agent has represented, expressly or otherwise, that such Bank or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and
(b) acknowledges that the Administrative Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, (a)(i) the rate of interest on the Notes (other than interest accruing pursuant to Section 6.10 hereof following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), (ii) the dates and amounts fixed for any payment of principal or interest or fees on the Notes, Loans or Reimbursement Obligations (including mandatory prepayments) or the application of any payments, including mandatory prepayments or the scheduled dates and amounts for reductions in the Tranche A Commitment Amount or the Tranche B Commitment Amount, (iii) the term of the Notes, (iv) the amount of the aggregate Commitments of the Banks, and (v) the amount (and dates fixed for payment) of any commitment fees or Letter of Credit Fees hereunder, may not be changed without the written consent of the Borrower and all of the Banks; (b)(i) the definitions of Majority Banks and Super Majority Banks, (ii) the provisions of Section 20.9 and this Section 27 and
(iii) the aggregate percentage or number of Banks required for any action to be taken under the Loan Documents, may not be amended without the written consent of all of the Banks; (c) the Administrative Agent shall not release any Collateral nor shall any guarantor be released without the written consent of all of the Banks, unless such release is in connection with a transaction permitted by Section 10.5 hereof; and (d) the amount of the Administrative Agent's fee and any Letter of Credit fees payable to the Administrative Agent's account and the provisions of Section 16 hereof, may not be amended without the written consent of the Administrative Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent on any obligation not expressly waived. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                         28. TRANSITIONAL ARRANGEMENTS.

         28.1. EXISTING CREDIT AGREEMENT SUPERSEDED. Upon the effectiveness of this Credit Agreement, this Credit Agreement shall supersede the Existing Credit Agreement in its entirety, except as otherwise provided in this Section 28. As of the Closing Date, the rights and obligations of the parties under the Existing Credit Agreement and the "Notes" as defined in the Existing Credit Agreement shall be subsumed within and be governed by this Credit Agreement and the Notes; provided, however, that each of the "Loans" (as defined in the Existing Credit Agreement) advanced by the Existing Banks and outstanding under the Existing Credit Agreement on the Closing Date (after giving effect to the conditions set forth in Section 12.14 hereof) shall, for purposes of this Agreement, be Loans, and shall bear interest at (a) if such Loans are Eurodollar Rate Loans the then applicable Eurodollar Rate plus the Applicable Margin determined hereunder for the remainder of the then current Interest Period, or
(b) if such Loans are Base Rate Loans, at the Base Rate plus the Applicable Margin determined hereunder. Interest with respect to Loans outstanding under the Existing Credit Agreement on the Closing

Date shall be paid at the times provided herein for Base Rate Loans and Eurodollar Rate Loans.

         28.2. FEES UNDER EXISTING CREDIT AGREEMENT. All commitment fees, and other fees and expenses (i) accruing under or in respect of the Existing Credit Agreement shall be deemed to continue as if governed by the Existing Credit Agreement and (ii) owing under or in respect of the Existing Credit Agreement shall be paid as if governed by the Existing Credit Agreement and paid by the Borrower to the Administrative Agent for the accounts, as appropriate, of the Administrative Agent and/or the "Banks" under, and as defined in, the Existing Credit Agreement.

                                29. FCC APPROVAL.

         Notwithstanding anything to the contrary contained in this Credit Agreement or in the other Loan Documents, neither the Administrative Agent nor any Bank will take any action pursuant to this Credit Agreement or any of the other Loan Documents, which would constitute or result in a change in control of the Borrower or any of its Subsidiaries requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. After the occurrence of an Event of Default, the Borrower shall take or cause to be taken any action which the Administrative Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Administrative Agent to exercise and enjoy the full rights and benefits granted to the Administrative Agent, for the benefit of the Administrative Agent and the Banks by this Credit Agreement or any of the other Loan Documents, including, at the Borrower's cost and expense, the use of the Borrower's best efforts to assist in obtaining such approval for any action or transaction contemplated by this Credit Agreement or any of the other Loan Documents for which such approval is required by law, including specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for the consent to the assignment or transfer of control necessary or appropriate under the FCC's rules and approval of any of the transactions contemplated by this Credit Agreement or any of the other Loan Documents.

                         30. CONSENT TO REORGANIZATION.

         The Borrower has informed the Administrative Agent and the Banks of its intention to reorganize the Borrower's existing assets (the "Reorganization") to permit the formation of two new Subsidiaries of the Borrower as follows: (a) a television holding company Subsidiary which shall hold the stock of all Subsidiaries which operate or own television-related or publishing-related assets and (b) a radio holding company Subsidiary which shall hold the stock of all Subsidiaries which operate or own radio broadcasting related assets and in connection therewith the Borrower may or may cause its Subsidiaries to transfer assets to other wholly owned Subsidiaries and may form additional wholly owned Subsidiaries or merge and or liquidate or dissolve Subsidiaries (collectively, the "Reorganization Subsidiaries"). Notwithstanding anything herein to the contrary, the Administrative Agent and the Banks hereby consent to the Reorganization; provided that (a) each such Reorganization Subsidiary and any other Subsidiary formed in connection with the Reorganization shall have entered into (i) a guaranty substantially in the form of the Guaranty pursuant to which such Reorganization Subsidiary and any newly formed Subsidiary shall unconditionally guaranty the irrevocable payment and performance in full of the Obligations, (ii) a security agreement substantially in the form of the Subsidiary Security Agreement pursuant to which such Reorganization Subsidiary and any other newly formed Subsidiary shall grant a first-priority security interest in favor of the Administrative Agent for the benefit of itself and the Banks in all of such Reorganization Subsidiary's assets and properties, (iii) a stock pledge agreement substantially in the form of the Subsidiary Pledge Agreement pursuant to which such Reorganization Subsidiary and any other newly formed Subsidiary shall grant the Administrative Agent for the benefit of itself and the Banks a security interest in all of the issued and outstanding shares of capital stock of each Subsidiary of such Reorganization Subsidiary or such other newly formed Subsidiary, and (iv) if such Reorganization Subsidiary or such other newly formed Subsidiary owns or leases any Real Estate (including any Station or Station tower), a mortgage substantially in the form of the Mortgages (as applicable), related title insurance policies, collateral assignments in the form of the Collateral Assignments of Leases (as applicable) and all necessary consents from each applicable landlord and lessor in form and substance satisfactory to the Administrative Agent, (b) the Borrower shall pledge or cause to be pledged to the Administrative Agent for the benefit of itself and the Banks to secure the Obligations one hundred percent (100%) of the issued and outstanding stock of the Reorganization Subsidiaries and any other newly formed Subsidiaries, and (c) each of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall deliver to the Administrative Agent a completed and fully executed Perfection Certificate, and the Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall take all actions necessary or desirable in the opinion of the Administrative Agent to grant a security interest in, and to perfect or maintain the perfection of the Administrative Agent's security interest in all of the assets and properties of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) including Reorganization Subsidiaries, (which shall include, without limitation, the delivery to the Administrative Agent of stock certificates representing all of the issued and outstanding capital stock of each Subsidiary of such Reorganization Subsidiary, duly endorsed in blank or with stock powers attached thereto executed in blank).

                                31. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                            EMMIS COMMUNICATIONS
                              CORPORATION (f/k/a Emmis
                            Broadcasting Corporation)


                            By:
                               -------------------------------------------------
                               Name:   J. Scott Enright
                               Title:  Vice President and Associate
                                       General Counsel


                          [BANK SIGNATURE PAGES FOLLOW]

                                                                   EXHIBIT 23.1





                                   [TO COME]

                                                                   EXHIBIT 23.2





                                   [TO COME]

                                                                   EXHIBIT 23.3





                                   [TO COME]

                                     TORONTO DOMINION (TEXAS), INC.,
                                     individually and as Administrative Agent


                                     By:
                                       ----------------------------------------
                                       Title:

                                     FLEET NATIONAL BANK (F/K/A/
                                     BANKBOSTON, N.A.), individually and as
                                     Documentation Agent



                                     By:
                                        ---------------------------------------
                                        Title:

                                     FIRST UNION NATIONAL BANK,
                                     individually and as Syndication Agent


                                     By:
                                        ---------------------------------------
                                        Title:

                                     THE BANK OF NEW YORK


                                     By:
                                        ---------------------------------------
                                        Title:

                                     THE BANK OF NEW YORK COMPANY, INC.


                                     By:
                                        ---------------------------------------
                                        Title:

                                     BNP PARIBAS (SUCCESSOR TO PARIBAS)


                                     By:
                                        ---------------------------------------
                                        Title:


                                     By:
                                        ---------------------------------------
                                        Title:

                                     CREDIT INDUSTRIEL ET COMMERCIAL


                                     By:
                                        ---------------------------------------
                                        Title:


                                     By:
                                        ---------------------------------------
                                        Title:

                                     FIRSTAR BANK, N.A.


                                     By:
                                        ---------------------------------------
                                        Title:

                                     KEY CORPORATE CAPITAL INC.



                                     By:
                                        ---------------------------------------
                                        Title:

                                     COOPERATIEVE CENTRALE
                                     RAIFFEISEN-BOERENLEENBANK
                                     B.A., "RABOBANK NEDERLAND,"
                                     NEW YORK BRANCH


                                     By:
                                        ---------------------------------------
                                        Title:


                                     By:
                                        ---------------------------------------
                                        Title:

                                     UNION BANK OF CALIFORNIA, N.A.


                                     By:
                                        ---------------------------------------
                                        Title:

                                     BANK OF MONTREAL


                                     By:
                                        ---------------------------------------
                                        Title:

                                     BANK ONE, NA


                                     By:
                                        ---------------------------------------
                                        Title:

                                     SUNTRUST BANK



                                     By:
                                        ---------------------------------------
                                        Title:

                                     CITY NATIONAL BANK


                                     By:
                                        ---------------------------------------
                                        Title:

                                     CREDIT SUISSE FIRST BOSTON


                                     By:
                                        ---------------------------------------
                                        Title:

                                     FIRST HAWAIIAN BANK


                                     By:
                                        ---------------------------------------
                                        Title:

                                     NATIONAL CITY BANK OF INDIANA


                                     By:
                                        ---------------------------------------
                                        Title:

                                     SUMMIT BANK


                                     By:
                                        ---------------------------------------
                                        Title:

                                     BANK OF HAWAII


                                     By:
                                        ---------------------------------------
                                        Title:

                                     CIT LENDING SERVICES
                                     CORPORATION


                                     By:
                                        ---------------------------------------
                                        Title:

                                     THE DAI-ICHI KANGYO BANK, LTD.


                                     By:
                                        ---------------------------------------
                                        Title:

                                     THE BANK OF NOVA SCOTIA


                                     By:
                                        ---------------------------------------
                                        Title:

                                     NATEXIS BANQUES POPULAIRES


                                     By:
                                        ---------------------------------------
                                        Title:

                                                                       Exhibit H


                             Instrument of Accession

         The undersigned, _____________, in order to commit to lend to Emmis Communications Corporation f/k/a Emmis Broadcasting Corporation (the "Borrower") any Tranche A Loans and Tranche B Term Loans (each as defined in the Credit Agreement), hereby agrees to become a Bank party to that certain Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 2, 2000 (as amended from time to time and in effect, the "Credit Agreement"), a copy of which is attached hereto. The undersigned hereby agrees to perform all duties and obligations of a Bank under the Credit Agreement. This Instrument of Accession shall become a part of the Credit Agreement.

         Executed as of the date set forth below under the laws of The State of New York.


                                     [BANK]



                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:
Accepted:

TORONTO DOMINION (TEXAS),
INC.,
    as Administrative Agent


By:
   --------------------------
    Name:
    Title:

                                Schedule 10.5(d)

                         TRANSACTION CLOSING CONDITIONS

         The Borrower agrees to satisfy and perform in full each of the following conditions precedent relevant to the Transactions prior to or on the closing date of such Transaction:

                  (a) the Borrower shall have delivered to the Administrative Agent such amendments to the Security Documents and executed and delivered such other documents, instruments and writings as are necessary to grant the Administrative Agent for the benefit of itself and the Banks a first-priority security interest in all of the assets and properties acquired by the Borrower or any of its Subsidiaries in connection with the relevant Transaction;

                  (b) the Borrower shall have delivered to the Administrative Agent (i) a completed and fully executed Perfection Certificate for each Subsidiary of the Borrower incorporated for the purpose of facilitating each Transaction or of holding the assets so acquired or the related licenses (each a "New Subsidiary"), each in form and substance satisfactory to the Administrative Agent, and (ii) the results of UCC searches with respect to the Collateral of each such New Subsidiary, indicating no liens other than Permitted Liens;

                  (c) the Borrower shall have filed, recorded and delivered all instruments and taken all other actions necessary or desirable in the opinion of the Administrative Agent to perfect the Administrative Agent's security interest in all of the assets and properties acquired by the borrower or any of its Subsidiaries in connection with each relevant Transaction, and each such filing, recording and delivery shall have been duly effected and the Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent;

                  (d) the Borrower shall have delivered to the Administrative Agent stock certificates representing all of the issued and outstanding capital stock of each New Subsidiary, duly endorsed in blank or with stock powers attached thereto executed in blank;

                  (e) the Borrower shall have caused each New Subsidiary to (i) enter into (A) a guaranty substantially in the form of the Guaranty pursuant to which such New Subsidiary shall unconditionally guaranty the irrevocable payment and performance in full of the Obligations, (B) a security agreement substantially in the form of the Subsidiary Security Agreement pursuant to which such New Subsidiary shall grant a first-priority security interest in favor of the Administrative Agent for the benefit of itself and the Banks in all of such New Subsidiary's assets and properties, (C) a stock pledge agreement substantially in the form of the Subsidiary Pledge Agreement pursuant to which such New Subsidiary shall grant the Administrative Agent for the benefit of itself and the Banks a security interest in all of the issued and outstanding shares of capital stock of each Subsidiary of such New Subsidiary, and (D) if such New Subsidiary owns or leases any Real Estate (including any Station or Station tower), a mortgage substantially in the form of the Mortgages (as applicable), related title insurance policies, collateral assignments in the form of the Collateral Assignments of Leases (as applicable) and all necessary consents from each applicable landlord and lessor in form and substance satisfactory to the Administrative Agent, and (ii) take all actions necessary or desirable in the opinion of the Administrative Agent to perfect the Administrative Agent's security interest in all of the assets and properties of such New Subsidiary (including, without limitation, the delivery to the Administrative Agent of stock certificates representing all of the issued and outstanding capital stock of each Subsidiary of such New Subsidiary, duly endorsed in blank or with stock powers attached thereto executed in blank);

                  (f) the Borrower shall have delivered to the Administrative Agent copies of environmental reports with respect to the Real Estate (if any) in connection with the relevant Transaction, in form and substance satisfactory to the Administrative Agent;

                  (g) the Administrative Agent shall have received from each party to the relevant Transaction (as the case may be) (i) a certificate of the Secretary of State in the jurisdiction of its incorporation as to the legal existence and good standing of such Person, (ii) its charter, certified as of a recent date by the Secretary of State of the jurisdiction of incorporation of such Person,
         (iii) its by-laws, certified by a duly authorized officer of such Person to be true and complete as of the date of the relevant Transaction (as applicable), (iv) the resolutions of the Board of Directors of such Person and, if required by applicable law, of its stockholders authorizing the execution, delivery and performance of the relevant Transaction Documents to which such Person is a party, certified by a duly authorized officer of such Person, (v) a certificate of an officer of such Person as to the incumbency and signature of officers authorized to execute and deliver such documents, and (vi) a certificate of the Secretary of State in each jurisdiction in which such Person is required to be qualified to do business as to such Person's qualification to do business in such jurisdiction;

                  (h) the Banks and the Administrative Agent shall have received opinions from counsel to the Borrower and its Subsidiaries, counsel to each other Person a party to the Transaction Documents and listed therein as the "Seller", and FCC counsel to the Borrower and its Subsidiaries, in each case as to the relevant Transaction and the relevant Transaction Documents, and each in form and substance satisfactory to the Banks and the Administrative Agent;

                  (i) the Borrower shall have delivered to the Administrative Agent evidence satisfactory to the Administrative Agent that all liens and encumbrances with respect to the properties and assets of each New Subsidiary, other than Permitted liens, have been discharged in full;

                  (j) the Borrower shall have delivered to the Administrative Agent (i) evidence that the Borrower has completed each Transaction in accordance with the terms of the relevant Transaction Documents (as the case may be), and (ii) certified copies of all such documents;

                  (k) either (i) the FCC shall have issued orders approving or consenting to each Transaction and such FCC consent shall be in full force and effect on the Closing Date and such FCC consent shall have become final in the sense that it is no longer subject to any further judicial or administrative reconsideration or review, or (ii) the FCC shall have approved the transfer of such FCC licenses contemplated by the Transaction Documents by staff action and no petitions or appeals shall be pending before the FCC or threatened with respect to the transfer of such FCC licenses; and

                  (l) the Borrower shall have furnished to the Administrative Agent a duly executed certificate substantially in the form of Exhibit G hereto.